UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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C&F FINANCIAL CORPORATION
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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C&F Financial Corporation
802 Main Street
P.O. Box 391
West Point, Virginia 23181

Dear Fellow Shareholders:

You are cordially invited to attend the 2013 Annual Meeting of Shareholders of C&F Financial Corporation, the holding company for Citizens and Farmers Bank.  The meeting will be held on Tuesday, April 16, 2013, at 3:30 p.m. at The Williamsburg Hotel & Conference Center, 50 Kingsmill Road, Williamsburg, Virginia.  The accompanying Notice and Proxy Statement describe the matters to be presented at the meeting.  Enclosed is our Annual Report to Shareholders that will be reviewed at the Annual Meeting.

Please complete, sign, date, and return the enclosed proxy card as soon as possible.  Whether or not you will be able to attend the Annual Meeting, it is important that your shares be represented and your vote recorded.  If you decide to attend the Annual Meeting in person, you can revoke your proxy at any time before it is voted at the Annual Meeting (provided that, if you hold your shares through a bank, broker or other holder of record and you wish to vote in person, you must obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting as proof of your authority to vote the shares).

We appreciate your continuing loyalty and support of C&F Financial Corporation.

Sincerely,

/s/ Larry G. Dillon

Larry G. Dillon
Chairman, President &
Chief Executive Officer

West Point, Virginia
March 15, 2013

C&F FINANCIAL CORPORATION
802 Main Street
P.O. Box 391
West Point, Virginia 23181

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 16, 2013

The 2013 Annual Meeting of Shareholders of C&F Financial Corporation (the “Corporation”) will be held at The Williamsburg Hotel & Conference Center, 50 Kingsmill Road, Williamsburg, Virginia, on Tuesday, April 16, 2013, at 3:30 p.m. for the following purposes:

1.	To elect three Class II directors to the Board of Directors of the Corporation to serve until the 2016 Annual Meeting of Shareholders, as described in the Proxy Statement accompanying this Notice.

2.	To approve, in an advisory, non-binding vote, the compensation of the Corporation’s named executive officers disclosed in the Proxy Statement.

3.	To recommend, in an advisory, non-binding vote, the frequency of advisory votes on executive compensation.

4.	To ratify the appointment of Yount, Hyde & Barbour, P.C. as the Corporation’s independent registered public accountant for the fiscal year ending December 31, 2013.

5.	To approve the C&F Financial Corporation 2013 Stock and Incentive Compensation Plan, as described in the Proxy Statement accompanying this Notice.

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on March 1, 2013, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

/s/ Thomas F. Cherry

Thomas F. Cherry
Secretary

March 15, 2013

IMPORTANT NOTICE

Please complete, sign, date, and return the enclosed proxy card in the accompanying postage paid envelope so that your shares will be represented at the meeting.  If you decide to attend the Annual Meeting in person, you can revoke your proxy at any time before it is voted at the Annual Meeting (provided that, if you hold your shares through a bank, broker or other holder of record and you wish to vote in person, you must obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting as proof of your authority to vote the shares).

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C&F FINANCIAL CORPORATION
802 Main Street
P.O. Box 391
West Point, Virginia 23181

PROXY STATEMENT
2013 ANNUAL MEETING OF SHAREHOLDERS
April 16, 2013

The following information is furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board”) of the enclosed proxy to be used at the 2013 Annual Meeting of Shareholders (the “Annual Meeting”) of C&F Financial Corporation (the “Corporation”) to be held Tuesday, April 16, 2013, at 3:30 p.m. at The Williamsburg Hotel & Conference Center, 50 Kingsmill Road, Williamsburg, Virginia.  The approximate mailing date of this Proxy Statement and accompanying proxy is March 15, 2013.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 16, 2013

The Notice of 2013 Annual Meeting of Shareholders, this Proxy Statement, form of proxy and the 2012 Annual Report to Shareholders are available on the internet at the following website:  www.cffc.com/2013proxy.

Revocation and Voting of Proxies

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person.  Any shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person.  A shareholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Corporation or by submitting a proxy bearing a later date.  Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting.  If a shareholder specifies how the proxy is to be voted with respect to any proposals for which a choice is provided, the proxy will be voted in accordance with such specifications.  If a shareholder returns a signed proxy card but fails to specify how to vote his or her shares with respect to Proposals One, Two, Three, Four or Five set forth in the accompanying Notice and further described herein, the proxy will be voted FOR the director nominees named in Proposal One, FOR Proposal Two to provide advisory, non-binding approval of the compensation of the Corporation’s named executive officers, for an EVERY YEAR frequency for the advisory, non-binding votes on the compensation of the Corporation’s named executive officers in Proposal Three, FOR Proposal Four to ratify the appointment of Yount, Hyde & Barbour, P.C. (“YHB”) as the Corporation’s independent registered public accountant for the fiscal year ending December 31, 2013, and FOR Proposal Five to approve the C&F Financial Corporation 2013 Stock and Incentive Compensation Plan (the “2013 Plan”).

If you hold your shares through a bank, broker or other holder of record, and you plan to vote in person at the Annual Meeting, you should contact your bank, broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the meeting as proof of your authority to vote the shares.  If you hold your shares through a bank, broker or other holder of record, you should contact your bank, broker or agent to revoke your proxy or change your vote.

Directions to Annual Meeting

To obtain directions to attend the Annual Meeting and vote in person, please contact the Secretary of the Corporation at (757) 741-2200.

Voting Rights of Shareholders

Only those common shareholders of record at the close of business on March 1, 2013, are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof.  The number of shares of Corporation common stock outstanding and entitled to vote at the Annual Meeting is 3,267,737.  The Corporation has no other class of voting stock outstanding.  A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business.

Each share of Corporation common stock entitles the record holder thereof to one vote for each matter to be voted upon at the Annual Meeting.  Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

With regard to the election of directors, votes may be cast in favor or withheld.  If a quorum is present, the three nominees receiving the greatest number of affirmative votes cast at the Annual Meeting, even though less than a majority, will be elected directors; therefore, votes withheld and broker non-votes will have no effect.

With regard to the non-binding advisory vote on the frequency of the non-binding advisory votes on executive compensation, shareholders may vote for a frequency of every year, every two years or every three years, or shareholders may abstain from voting. If a quorum is present, the frequency that receives the highest number of votes in favor, even though less than a majority, will be the frequency that is recommended by the shareholders. Therefore, abstentions and broker non-votes will have no effect.

For all other proposals, votes may be cast in favor or against, or shareholders may abstain from voting. Approval of these other proposals (including the non-binding advisory vote to approve executive compensation, the ratification of the Corporation’s independent registered public accountant, and the approval of the 2013 Plan,) requires an affirmative vote of a majority of the shares cast on the matter.  Thus, although abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum, they are generally not counted for purposes of determining whether such a matter has been approved, and therefore will have no effect.

Routine and Non-Routine Proposals

Applicable rules determine whether proposals presented at shareholder meetings are routine or non-routine.  If a proposal is routine, a broker or other entity holding shares for an owner in street name generally may vote on the proposal without receiving voting instructions from the owner.  If a proposal is non-routine, the broker or other entity generally may vote on the proposal only if the owner has provided voting instructions.  A “broker non-vote” occurs when a broker or other entity returns a signed proxy card but does not vote shares on a particular proposal because the proposal is not a routine matter and the broker or other entity has not received voting instructions from the beneficial owner of the shares.  The ratification of YHB as the Corporation’s independent registered public accountant for the fiscal year ending December 31, 2013 is considered a routine matter, while the election of directors, the non-binding advisory vote to approve executive compensation, the non-binding advisory vote on the frequency of the non-binding advisory votes on executive compensation, and the approval of the 2013 Plan are considered to be non-routine matters.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Corporation.  Solicitations will be made only by the use of the mail, except that officers and regular employees of the Corporation and Citizens and Farmers Bank (the “Bank”) may make solicitations of proxies in person, by telephone or by mail, acting without compensation other than their regular compensation.  We anticipate that brokerage houses and other nominees, custodians and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Corporation will reimburse them for their charges and expenses in this connection.  In addition, we may engage a proxy solicitor to assist in the solicitation of proxies to which we would pay customary fees and expenses.

Security Ownership of Certain Beneficial Owners and Management

The following table shows as of March 1, 2013, the beneficial ownership of the Corporation’s common stock of each director and named executive officer and of all directors and executive officers of the Corporation as a group.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class
J. P. Causey Jr.	47,588	(2)	1.5%
Barry R. Chernack	16,641	(2)	*
Larry G. Dillon	71,768	(3)	2.2%
Audrey D. Holmes	13,925	(2)	*
James H. Hudson III	15,956	(2)	*
Joshua H. Lawson	40,274	(2)	1.2%
C. Elis Olsson	15,120	(2)	*
Paul C. Robinson	16,371	(2)	*
Thomas F. Cherry	40,587	(4)	1.2%
Bryan E. McKernon	26,245	(5)	*
All Directors and Executive
Officers as a group (10 persons)	304,475		9.0%

*	Represents less than 1% of the total outstanding shares of the Corporation’s common stock.

(1)
For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 (“Exchange Act”) under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days (“presently exercisable”).  Except as otherwise indicated, each director or executive officer has sole voting and investment power with respect to the shares shown.

(2)
Includes 7,500 shares each for Messrs. Causey, Chernack, Hudson, Lawson, Olsson and Robinson and Ms. Holmes as to which they hold presently exercisable options.  Also includes 2,075 shares each of stock restricted as to sale or other transfer for Messrs. Causey, Chernack, Hudson, Lawson, Olsson and Robinson and Ms. Holmes.  A description of the plans under which these options and restricted shares of stock were issued is set forth below in “Director Compensation.”  Also includes 1,860 shares held by Mr. Olsson’s child, with respect to which shares Mr. Olsson has power of attorney to make investment decisions, and 500 shares held in a family trust, of which Mr. Olsson is co-trustee, and with respect to which Mr. Olsson shares voting and investment power.  Also includes 1,200 shares held by the Mary Hedrick Causey Family Trust, over which Mr. Causey has voting and investment power in his capacity as trustee for the trust.  Excludes 333 and 1,340 shares held solely by Mr. Hudson’s and Mr. Olsson’s spouses, respectively, as to which Mr. Hudson and Mr. Olsson disclaim beneficial ownership; excludes 3,488 shares held solely by Ms. Holmes’ mother as to which Ms. Holmes disclaims beneficial ownership; and excludes 1,000 shares held solely by Mr. Robinson’s majority-age children as to which Mr. Robinson disclaims beneficial ownership.

(3)
Includes 21,000 shares for Mr. Dillon as to which he holds presently exercisable options and 14,700 shares of stock restricted as to sale or other transfer.  A description of the plans under which these options and restricted stock were issued is set forth below in greater detail in “Compensation Discussion and Analysis.”

(4)
Includes 15,500 shares for Mr. Cherry as to which he holds presently exercisable options and 14,450 shares of stock restricted as to sale or other transfer.  A description of the plans under which these options and restricted stock were issued is set forth below in greater detail in “Compensation Discussion and Analysis.”

(5)
Includes 15,500 shares for Mr. McKernon as to which he holds presently exercisable options and 3,800 shares of stock restricted as to sale or other transfer.  A description of the plans under which these options and restricted stock were issued is set forth below in greater detail in “Compensation Discussion and Analysis.”

As of March 1, 2013, there are no shareholders known to the Corporation to be the beneficial owners of more than 5% of the Corporation’s common stock, par value $1.00 per share, which is the Corporation’s only voting security outstanding.

PROPOSAL ONE
ELECTION OF DIRECTORS

The Corporation’s Board is divided into three classes (I, II and III) of directors.  The term of office for Class II directors will expire at the Annual Meeting.  The three persons named below, each of whom currently serves as a director of the Corporation, will be nominated to serve as Class II directors.  If elected, the Class II nominees will serve until the 2016 Annual Meeting of Shareholders.  The two persons named in the proxy card will vote for the election of the nominees named below unless authority is withheld.  The Corporation’s Board believes that the nominees will be available and able to serve as directors, but if any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for a substitute proposed by the Nominating Committee.

Certain information concerning the nominees for election at the Annual Meeting as Class II directors is set forth below, as well as certain information about the Class III and I directors, who will continue in office until the 2014 and 2015 Annual Meetings of Shareholders, respectively, including the qualifications, skills and experience that the Board believes make the director or director nominee a good fit for service on the Board.

Class II Directors (Nominees)	Principal Occupation During Past Five Years and Qualifications, Skills and Experience
(To Serve Until the 2016 Annual Meeting)
Audrey D. Holmes Director since 2007 Age 55
Ms. Holmes owns and operates her own legal practice, Audrey D. Holmes, Attorney-at-Law.  Ms. Holmes conducts business in most of the communities served by the Bank.  Ms. Holmes’ business experience as a sole practitioner is enhanced by her membership in a number of professional, civic and religious organizations.  As a small business owner, Ms. Holmes understands many of the challenges faced by the Bank’s customers.  Ms. Holmes is a member of the Nominating Committee.

Joshua H. Lawson Director since 2000 Age 71
Mr. Lawson is the president of Thrift Insurance Corporation, an independent insurance agency, and Thrift Realty, LLC, a real estate brokerage firm.  Mr. Lawson has extensive knowledge of the real estate and insurance business gained over more than 40 years in the business.  Managing a small business in the Bank’s area of operations, Mr. Lawson is able to identify the needs of the Bank’s customers and potential customers.  Mr. Lawson is a member of the Nominating Committee.

Paul C. Robinson Director since 2000 Age 55
Mr. Robinson is the president of Francisco, Robinson & Associates, Inc., a real estate brokerage firm.  Mr. Robinson has gained practical business experience through over 34 years in the real estate business, including over 19 as a firm owner/principal broker.  In addition, Mr. Robinson has served as an elected member of the Board of Supervisors for New Kent County, and has represented New Kent County on multi-jurisdictional boards in the greater Richmond region.  Through his experiences, Mr. Robinson has developed relevant financial, accounting and compliance knowledge.  In addition, Mr. Robinson’s past experience as an elected public official provides insight into the workings of local government, issues facing constituents, many of which reside in the Bank’s banking footprint, and how to effectively manage input from numerous stakeholders to make the most appropriate decisions.  Mr. Robinson is a member of the Nominating Committee.

Class III Directors	Principal Occupation During Past Five Years and Qualifications, Skills and Experience
(Serving Until the 2014 Annual Meeting)
J. P. Causey Jr. Director since 1984(1) (2) Age 69
In addition to being a self-employed attorney-at-law, Mr. Causey is Plan Administrator for Canal Corporation, formerly Chesapeake Corporation.  Mr. Causey previously served as executive vice president, secretary and general counsel for Canal Corporation, a Securities and Exchange Commission (“SEC”) registrant, from 2001 to 2011.  Mr. Causey had 27 years of experience with Canal Corporation.  During his time with Canal Corporation, Mr. Causey actively participated in the development of corporate strategy and in evaluating risk.  Mr. Causey also had direct supervisory responsibility for corporate legal, communications, human resources, business ethics, environmental compliance and internal audit functions.  Mr. Causey played an active part in the drafting and/or review of periodic SEC filings and other corporate communications.  Mr. Causey’s background allows him to provide significant contributions with respect to the Corporation’s overall management, as well as with respect to its compliance obligations.  Mr. Causey is the Chairman of the Compensation Committee and is a member of the Audit and Nominating Committees.

Barry R. Chernack Director since 2002 Age 65
Prior to his retirement in December 1999, Mr. Chernack was the managing partner of PricewaterhouseCoopers LLP’s southern Virginia practice.  Mr. Chernack specialized in audits of both public and non-public companies, including those operating in the financial services industry, such as banks, credit unions and broker dealers.  Mr. Chernack has significant experience with the preparation of SEC filings, including periodic and annual reports and registration statements covering debt and equity offerings.  Mr. Chernack’s background enables him to provide significant contributions to Board deliberations regarding the financial health of the Corporation and its compliance requirements as an SEC registrant.  Mr. Chernack qualifies as an “audit committee financial expert” under SEC guidelines.  Mr. Chernack is the Audit Committee Chairman and is a member of the Compensation and Nominating Committees.

Class I Directors	Principal Occupation During Past Five Years and Qualifications, Skills and Experience
(Serving Until the 2015 Annual Meeting)
Larry G. Dillon Director since 1989(1) Age 60
Mr. Dillon is the Chairman, President and Chief Executive Officer of the Corporation and the Bank. Mr. Dillon has worked for the Corporation and the Bank for over 35 years.  He has been President and Chief Executive Officer since 1989 and Chairman since 1998.  Prior to becoming President and Chief Executive Officer, Mr. Dillon served in several capacities including Chief Operating Officer and Commercial Lending Officer.  Mr. Dillon is well versed in all business and operational aspects of the Corporation and the Bank and has the strong leadership qualities that are necessary to lead the Board and Corporation as a whole.  In addition to his duties at the Corporation and the Bank, Mr. Dillon has served as president of the Virginia Bankers Association and has served on several committees within that organization.  Mr. Dillon has served as a leader in several community organizations in communities served by the Bank.  Prior to joining the Bank, Mr. Dillon worked for the State Corporation Commission Bureau of Financial Institutions.  All of these experiences provide Mr. Dillon with valuable insights for leading a community bank.

James H. Hudson III Director since 1997 Age 64
Mr. Hudson is an attorney-at-law for Hudson & Bondurant, P.C.  Mr. Hudson has practiced law for over 30 years in the primary footprint of the Bank and is the current mayor of one of the communities served by the Bank.  Mr. Hudson’s work centers on real estate, both residential and commercial, and includes, among other things, loan workouts, collateralizations and foreclosures.  Mr. Hudson’s experience and insights in these areas allow the Board to have more robust discussions and establish appropriate direction for the Corporation.  Mr. Hudson is a member of the Compensation and Nominating Committees.

C. Elis Olsson Director since 2007 Age 48
Mr. Olsson is vice president and director of operations for Martinair, Inc. (“Martinair”), an aircraft charter and management company.  Mr. Olsson has been with Martinair since May 2000.  Mr. Olsson, as a vice president of Martinair, in addition to his operational duties, has responsibility for the review of financial information of Martinair.  Prior to Martinair, Mr. Olsson worked for a Fortune 500 company where he held numerous roles including regional sales manager and vice president of operations.  He also served on the Board of Directors for the Fortune 500 company.  Mr. Olsson is actively involved in various community organizations in the markets the Bank serves.  Mr. Olsson’s background brings valuable operational and financial expertise to the Board.  Mr. Olsson is a member of the Audit and Nominating Committees.

(1)	If prior to 1993, refers to the year the director joined the Board of Directors of the Bank, prior to the Corporation’s becoming the holding company for the Bank.

(2)
Mr. Causey was an executive officer of Canal Corporation (formerly Chesapeake Corporation).  On December 29, 2008, Chesapeake Corporation agreed to sell all of its operating businesses as going concerns and, to facilitate this sale, filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Eastern District of Virginia, Richmond Division.

The Board of Directors of the Bank consists of the eight current members of the Corporation’s Board listed above and Bryan E. McKernon.

The Board of Directors is not aware of any family relationship among any director or executive officer; nor is the Board of Directors aware of any involvement of any director or executive officer, currently or in the past ten years, in any legal proceedings that would be material to an evaluation of the ability or integrity of any director or executive officer.  None of the directors serves, nor in the past five years has any director served, as a director of any other public company with a class of securities registered pursuant to Section 12 of the Exchange Act.  Unless authority for the above nominees is withheld, the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the election of the nominees proposed by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE DIRECTORS NOMINATED TO SERVE AS CLASS II DIRECTORS.

Board Leadership Structure and Risk Oversight

The Corporation has been operating for over 80 years using the traditional U.S. board leadership structure, under which our President and Chief Executive Officer (“CEO”) also serves as Chairman of the Board of Directors.  Over this period, there have been three persons who have served as CEO.  Each CEO has also held the position of Chairman of the Board throughout his tenure as CEO. We believe that the Corporation, like many U.S. companies, has been well-served by this leadership structure.  Having one person serve as both CEO and Chairman of the Board demonstrates for our employees, suppliers, customers and other shareholders that the Corporation is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. Having a single leader for both the Corporation and the Board of Directors eliminates the potential for confusion or duplication of efforts, and provides clear leadership for our Corporation. We believe our current leadership structure, under which our President and CEO serves as Chairman of the Board and our Board committees are chaired and comprised by independent directors, remains the optimal Board leadership structure for our Corporation and our shareholders at this time.

While the Board has not formally designated a lead independent director, Mr. Hudson presides over executive sessions of the Board, which are attended solely by independent directors.  Mr. Hudson also refers to the appropriate Board committee any issue brought to his attention by shareholders, directors and others.  Mr. Hudson is the primary communicator between the directors and the CEO, who is directly responsible to the Board in its entirety, although individual Board members may communicate directly with the CEO and vice versa and may freely discuss their views with other Board members at any time.

The Corporation believes that its leadership structure allows the directors to provide effective oversight of its risk management function.  The Audit Committee oversees the accounting and financial reporting processes of the Corporation, as well as legal and compliance matters and risk management.  The Audit Committee Charter provides that the Audit Committee is responsible for overseeing the internal controls of the Corporation along with its adherence to compliance and regulatory requirements. On at least a quarterly basis, the Corporation’s Director of Internal Audit provides a comprehensive report to the Audit Committee regarding the Corporation’s key risks, including operational, financial, credit quality and other risks. While the Audit Committee has primary responsibility for overseeing risk management, our entire Board of Directors is actively involved in overseeing this function for the Corporation. For example, on a routine basis, the Board receives a report from the Audit Committee Chairman and discusses risks that the Corporation is facing. The full Board also engages in periodic discussions with the CEO, Chief Financial Officer (“CFO”), and other corporate officers as the Board may deem appropriate. In addition to the roles performed by the Audit Committee, the Compensation Committee considers the risks that may arise through our compensation programs.  The Compensation Committee Chairman also reports to the Board on a routine basis.  The Corporation believes that its leadership structure promotes effective Board oversight of risk management because, while there is a single leader ultimately accountable for the management of the Corporation’s enterprise risks, a Board committee comprised solely of independent directors actively monitors the Corporation’s risk management, and the committee chairmen, each of whom is an independent director, are provided with the information necessary to evaluate the specific risks relevant to each committee’s areas of accountability.

On an annual basis, the Nominating Committee will evaluate our Board leadership structure to ensure that it remains the optimal structure for our Corporation and our shareholders.

Director Independence

The Board has determined that all non-employee directors, who comprise a majority of the Corporation’s Board, satisfy the independence requirements of the NASDAQ Stock Market (“NASDAQ”) listing standards.  The Board has affirmatively determined that directors Causey, Chernack, Holmes, Hudson, Lawson, Olsson and Robinson are independent within the meaning of the NASDAQ listing standards.  In conjunction with this determination, the Board considered the Corporation’s relationships with Mr. Hudson and Mr. Lawson.  The firm of Hudson & Bondurant, P.C., of which Mr. Hudson is a partner, was retained to perform legal services for the Corporation during fiscal years 2010, 2011 and 2012 and in 2013.  Thrift Insurance Corporation, of which Mr. Lawson is president, was the Corporation’s insurance agent during fiscal years 2010, 2011 and 2012 and in 2013.  In each case, however, the Board determined that the relationship did not interfere with the director’s ability to exercise independent judgment as a director of the Corporation.  During 2012, the Board of Directors held four regularly-scheduled executive session meetings attended solely by its independent directors and over which Mr. Hudson presided.

Board Committees and Attendance

During 2012, there were 10 meetings of the Board of Directors of the Corporation.  Each director attended at least 75% of all meetings of the Board and Board committees on which he or she served.

The Corporation has not adopted a formal policy on Board members’ attendance at its annual meeting of shareholders, although all Board members are encouraged to attend and historically most have done so.  All Board members, with the exception of Mr. Chernack, attended the Corporation’s 2012 Annual Meeting of Shareholders.

The Board has three standing committees which are the Audit, Compensation and Nominating Committees.  Each of these committees is comprised solely of independent directors, with each of the three committees having a separate chair, although the Nominating Committee does not currently have a Chairman.  The duties of the committees are set forth in their respective committee charters.  The chair of each of these committees is responsible for directing the work of the committee in fulfilling its responsibilities.  In addition to these standing committees, all of the directors participate in the Corporation’s annual strategic planning process.

Audit Committee

Current members of the Corporation’s Audit Committee are Messrs. Causey, Chernack and Olsson, each of whom is “independent” for this purpose according to NASDAQ listing standards and the regulations of the SEC.  The Audit Committee engages the Corporation’s independent registered public accountant, approves the scope of the independent registered public accountant’s audit, reviews the reports of examination by the regulatory agencies, the independent registered public accountant and the internal auditor, and periodically provides updates to the Board of Directors as to the Audit Committee’s activities.  The Board has adopted a charter for the Audit Committee which is posted on the Corporation’s website at www.cffc.com under “Investor Relations/Corporate Governance.”  The Audit Committee met 12 times during 2012.  See “Report of the Audit Committee” on pages 33 and 34.

Compensation Committee

Current members of the Corporation’s Compensation Committee are Messrs. Causey, Chernack and Hudson. Each member is “independent” for this purpose according to current NASDAQ listing standards; however, it is expected that Mr. Hudson will not be “independent” for this purpose according to new NASDAQ listing standards regarding compensation committee member independence that will become effective next year. The Board intends to adjust the Compensation Committee’s membership to comply with the new independence standards no later than the date that the Corporation holds its 2014 Annual Meeting.  The Compensation Committee recommends the level of compensation to be paid to the executive officers of the Corporation and certain key officers of the Bank and its subsidiaries, administers all incentive and equity compensation plans for the benefit of such officers, directors and employees eligible to participate in such plans, and periodically provides updates to the Board of Directors as to the Compensation Committee’s activities.  The Board has adopted a charter for the Compensation Committee which is posted on the Corporation’s website at www.cffc.com under “Investor Relations/Corporate Governance.”  The Compensation Committee met nine times during 2012.  See “Compensation Committee Report” on page 27.

Nominating Committee

Current members of the Corporation’s Nominating Committee are Ms. Holmes and Messrs. Causey, Chernack, Hudson, Lawson, Olsson and Robinson, each of whom is “independent” for this purpose according to NASDAQ listing standards.  The Nominating Committee’s primary responsibility is to identify individuals who have the experience, qualifications, attributes and/or skills to serve on the Board of Directors and to recommend to the Board of Directors for selection, candidates for all directorships to be filled by the Board of Directors or by the Corporation’s shareholders.  The Board has adopted a charter for the Nominating Committee which is posted on the Corporation’s website at www.cffc.com under “Investor Relations/Corporate Governance.”  The Nominating Committee met three times during 2012.  Currently there is no Chairman of the Nominating Committee.  Mr. Hudson presided over all Nominating Committee meetings during 2012 and directed the work of the committee in fulfilling its responsibilities in 2012.

While there are no formal procedures for shareholders to submit director recommendations, the Nominating Committee will consider candidates recommended by shareholders in writing.  Such written submissions should include the name, address and telephone number of the recommended candidate, along with a brief statement of the candidate’s qualifications to serve as a director.  All such shareholder recommendations should be submitted to the attention of the Corporation’s Secretary, P.O. Box 391, West Point, Virginia 23181, and must be received no later than January 1, 2014 in order to be considered by the Nominating Committee for the annual election of directors in 2014.  Any candidates recommended by a shareholder will be reviewed and considered in the same manner as all other director candidates considered by the Nominating Committee.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition.  However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Corporation and time available for meetings and consultation on Corporation matters.  The Nominating Committee seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Corporation and its shareholders.  All candidates must possess the aptitude or experience to understand fully the legal responsibilities of a director and the governance processes of a public company, as well as the personal qualities to be able to make a substantial active contribution to Board deliberations, including intelligence and wisdom, self-assuredness, interpersonal and communication skills, courage and inquisitiveness.  Consideration will also be given to financial management, reporting and control expertise or other experiences that would qualify the candidate as a “financial expert” under established standards.  The Nominating Committee also considers diversity in its evaluation of candidates for Board membership.  Pursuant to its charter, in identifying candidates for Board membership, the Nominating Committee seeks to ensure that the Board, as a whole, is diverse and consists of individuals with various and relevant career experience and backgrounds.  Consideration will be given to assuring that the Board, as a whole, adequately reflects the diversity of our constituencies and the communities in which we conduct our business.  The Nominating Committee may consider these and other appropriate factors that contribute to an overall diversity of perspective that enhances the Board’s ability to oversee the Corporation’s business and perform it responsibilities.

The Nominating Committee evaluates potential nominees, whether proposed by shareholders or otherwise, by reviewing their qualifications, reviewing results of personal and reference interviews and reviewing other relevant information.  Candidates whose evaluations are favorable are then chosen by majority vote of the Nominating Committee to be recommended for nomination by the full Board.  The full Board then selects and nominates candidates for election as directors by the shareholders at the Annual Meeting.  The Nominating Committee follows the same process to identify new candidates for recommendation to the full Board in the event of a vacancy on the Board.  No director first elected after February 1, 1995 who has reached the age of 72 prior to the date of the annual meeting will be eligible for election or re-election to the Board.

The Board has concluded that each director and director nominee possesses the personal traits described above.  In considering the director and the director nominees’ individual experience, qualifications, attributes and skills, the Board has concluded that the appropriate experience, qualifications, attributes and skills are represented for the Board as a whole and for each of the Board’s committees.  In addition, each director and director nominee possesses characteristics that led the Board to conclude that such person should serve as a director.  The specific experience, qualifications, attributes and skills that the Board believes each director and director nominee possesses are discussed under Proposal One “Election of Directors.”

In accordance with the Corporation’s bylaws, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as director(s) at an Annual Meeting, if the shareholder gives written notice of his or her intent to make such nomination.  A shareholder nomination must include the nominee’s written consent to serve as a director of the Corporation if elected, sufficient background information with respect to the nominee including, but not limited to, the nominee’s name and address, the amount and nature of the nominee’s beneficial ownership of the Corporation’s securities, his or her principal occupation for the past five years, his or her age, and a discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the nominee should serve as director, sufficient identification of the nominating shareholder, including the shareholder’s name and address, a description of any arrangements or understandings between the shareholder and the nominee pursuant to which the nomination is to be made by the shareholder, and a representation by the shareholder that he or she is the owner of stock of the Corporation entitled to vote at the Annual Meeting and that he or she intends to appear at the Annual Meeting (in person or by proxy) to nominate the individual specified in the notice.  Nominations must be received by the Corporation’s Secretary at the Corporation’s principal office in West Point, Virginia, no later than February 13, 2014 for the annual election of directors in 2014.  These requirements are more fully described in Article III, Section 16 of the Corporation’s bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Corporation’s Secretary.

Shareholder Communications with the Corporation’s Board of Directors

The Corporation provides a process for shareholders to send communications to the Board of Directors.  Shareholders who wish to contact the Board of Directors or any of its members may do so by addressing their written correspondence to C&F Financial Corporation, Board of Directors, c/o Secretary, P.O. Box 391, West Point, Virginia 23181.  Correspondence directed to an individual Board member will be referred, unopened, to that member.  Correspondence not directed to a particular Board member will be referred, unopened, to the Chairman of the Board.

Director Compensation

The following table provides compensation information for the year ended December 31, 2012 for each non-employee director of the Corporation’s Board of Directors.

Director Compensation Table for 2012

Name1	Fees Earned or Paid in Cash2 ($)	Stock Awards3 ($)	Option Awards4 ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation5 ($)	Total ($)
J. P. Causey Jr.	$30,250	$18,647	-	-	-	$2,664	$51,561
Barry R. Chernack	$32,250	$18,647	-	-	-	$2,664	$53,561
Audrey D. Holmes	$19,250	$18,647	-	-	-	$2,664	$40,561
James H. Hudson III	$21,500	$18,647	-	-	-	$2,664	$42,811
Joshua H. Lawson	$19,250	$18,647	-	-	-	$2,664	$40,561
C. Elis Olsson	$22,000	$18,647	-	-	-	$2,664	$43,311
Paul C. Robinson	$20,500	$18,647	-	-	-	$2,664	$41,811

1
Larry G. Dillon, the Corporation’s Chairman of the Board, President and Chief Executive Officer is not included in this table as he is an employee of the Corporation and thus receives no compensation for his services as a director.  The compensation received by Mr. Dillon as an employee of the Corporation is shown in the Summary Compensation Table on page 27.

2
Includes any fees deferred pursuant to the Corporation’s Directors Non-Qualified Deferred Compensation Plan.  Under the plan, each director may elect to defer any or all of his or her fees.  Deferral elections are made in December of each year for amounts to be earned in the following year.

3
Reflects the grant date fair value of the restricted stock award granted to each non-employee director on May 15, 2012 under the Amended and Restated C&F Financial Corporation 2004 Incentive Stock Plan (the “2004 Incentive Stock Plan”), calculated in accordance with FASB Accounting Standards Codification Topic 718 (“ASC Topic 718”), based on the closing price of the Corporation’s stock on the date of grant.  As of December 31, 2012, each non-employee director had 2,075 shares of restricted stock outstanding.

4	As of December 31, 2012, Messrs. Causey, Chernack, Hudson, Lawson, Olsson and Robinson and Ms. Holmes each had 7,500 stock options outstanding. No options were granted to the directors in 2012.

5	The amounts represent nonforfeitable dividends paid on unvested restricted stock awards pursuant to the 2004 Incentive Stock Plan.

The Compensation Committee, appointed by the Board of Directors, annually reviews and evaluates the compensation of the Board, including the appropriate mix of cash and equity compensation.  The Compensation Committee recommends changes in compensation to the Board of Directors for approval.  In December 2011, the Compensation Committee engaged Pearl Meyer & Partners, an independent compensation consultant, to update the review of director compensation that was performed in August 2010 to assess the competitiveness of the Board’s total compensation program.  The peer group used for this review was the same peer group used for the August 2010 review of the CEO and CFO compensation, which is described on pages 16 and 17 under “Establishing Executive Compensation,” adjusted for changes in asset size due to mergers, acquisitions or growth.  The review found that total director compensation, which includes cash and equity, was above the 75th percentile of the peer group.  This was a result of the equity component of director compensation which was increased during 2011. The cash component of director compensation was at the 44th percentile of the peer group.  In addition, the review found that the retainers for the Chairman of the Audit and Compensation Committees were below the median of the peer group.  Based on the results of the updated review, the Compensation Committee recommended an increase in the cash component and to a lesser degree the equity component of the director compensation program for 2012, which increases were implemented effective January 1, 2012.

For 2012, non-employee members of the Board of Directors of the Corporation each received an annual retainer of $9,000.  In addition, Mr. Causey, as Chairman of the Corporation’s Compensation Committee, received an additional annual retainer of $4,000 and Mr. Chernack, as Chairman of the Corporation’s Audit Committee, received an additional annual retainer of $5,000.  The retainers are payable in quarterly installments.  The Chairman of the Nominating Committee (when such position is filled) does not receive an additional annual retainer.  In addition, all non-employee members of the Board of Directors of the Corporation receive a base meeting fee of $500 per day for Corporation Board, Bank Board, Bank subsidiary Board or committee meeting attendance and a fee of $250 for secondary meeting attendance for each additional Corporation Board, Bank Board, Bank subsidiary Board or committee meeting of either Board held on the same day as a meeting for which the base meeting fee is paid.

In addition to cash compensation, non-employee members of the Board of Directors of the Corporation became eligible to participate in the 2004 Incentive Stock Plan when it was amended in 2008.  Under the 2004 Incentive Stock Plan, directors are eligible to receive awards of restricted stock units, stock options, stock appreciation rights and restricted stock.  On May 15, 2012, each non-employee director was granted 575 shares of restricted stock and the fair value of the restricted stock on the grant date was $32.43 per share. Prior to the 2008 amendment of the 2004 Incentive Stock Plan, non-employee members of the Board of Directors of the Corporation participated in the Amended and Restated C&F Financial Corporation 1998 Non-Employee Director Stock Compensation Plan (the “Director Plan”), which expired in 2008.  Under the Director Plan, directors were granted annually a minimum of 1,000 and a maximum of 2,000 options to purchase the Corporation’s common stock at a price equal to the fair market value of the Corporation’s common stock at the date of grant.  All options issued under the Director Plan expire ten years from the date of grant. If the 2013 Plan proposed in Proposal Five is approved by shareholders, no additional awards will be granted under the 2004 Incentive Stock Plan, but non-employee directors would be eligible to receive awards, in the Board’s discretion, under the 2013 Plan.

Interest of Management in Certain Transactions

As of December 31, 2012, the total maximum extensions of credit (including used and unused lines of credit) to policy-making officers, directors and their associates amounted to $996,604, or 0.98% of total year-end capital.  The maximum aggregate amount of such indebtedness outstanding during 2012 was $834,247, or 0.82% of total year-end capital.  These loans were made in the ordinary course of the Bank’s business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the same time for comparable transactions with unrelated parties, and in the opinion of management and the Corporation’s Board, do not involve more than the normal risks of collectability or present other unfavorable features.  The Bank expects to have in the future similar banking transactions with the Corporation’s officers, directors and their associates.

The Corporation’s Board of Directors has adopted a written policy with respect to related party transactions that governs the review, approval or ratification of covered related party transactions.  The Audit Committee manages this policy.  The policy generally provides that we may enter into a related party transaction only if the Audit Committee approves or ratifies such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party or the transaction involves compensation approved by the Compensation Committee.

In the event management determines to recommend a related party transaction, the transaction must be presented to the Audit Committee for approval.  After review, the Audit Committee will approve or disapprove such transaction and quarterly, management will update the Audit Committee as to any material change to the proposed related party transaction.  The Audit Committee approves only those related party transactions that are in, or are not inconsistent with, the best interests of the Corporation and its shareholders, as the Audit Committee determines in good faith.

For purposes of this policy, a “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Corporation or a subsidiary is, was or will be a participant and the amount involved exceeds $120,000 and in which any related party had, has or will have a direct or indirect material interest.  For purposes of determining whether a transaction is a related party transaction, the Audit Committee refers to Item 404 of Regulation S-K, promulgated under the Exchange Act.

A “related party” is (i) any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of the Corporation or a nominee to become a director, (ii) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities, (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner, and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Compensation Committee Interlocks and Insider Participation

During 2012 and up to the present time, there were transactions between the Corporation’s banking subsidiary and certain members of the Compensation Committee or their associates, all consisting of extensions of credit by the Bank in the ordinary course of business.  Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the same time for comparable transactions with unrelated parties.  In the opinion of management and the Corporation’s Board, none of the transactions involved more than the normal risk of collectability or presented other unfavorable features.

None of the members of the Compensation Committee has served as an officer or employee of the Corporation or any of its affiliates.James H. Hudson III, a Class I director, currently serves as a member of the Compensation Committee.  The firm of Hudson & Bondurant, P.C., of which Mr. Hudson is a partner, was retained to perform legal services for the Corporation during fiscal year 2012.  It is anticipated that the firm will continue to provide legal services to the Corporation during fiscal year 2013.

Compensation Policies and Practices as They Relate to Risk Management

The Corporation, under the guidance of the Compensation Committee, has reviewed the compensation policies and practices of the Corporation as they relate to risk management.  This review included both executive officer and non-executive officer compensation policies and practices and factors in place to mitigate any excess risk.  In conducting the review, management focused on the risks associated with the Corporation's compensation policies and practices and evaluated those risks in light of the Corporation's operations and the internal compensation approval and compliance systems developed by the Corporation.  The Corporation has determined that its policies and practices, including mitigating factors, are not reasonably likely to have a material adverse effect on the Corporation.

Although the Corporation is no longer a participant in the Capital Purchase Program, the Compensation Committee has decided to retain the position of senior risk officer and to meet with the Corporation’s senior risk officer to discuss, evaluate and review senior executive officer (“SEO”) compensation plans and other employee compensation plans and the risks these plans pose to the Corporation.  In connection with this risk review, the Compensation Committee will identify and limit features in SEO compensation plans that could encourage SEOs to take unnecessary and excessive risks that threaten the Corporation’s value (including behavior focused on short-term results rather than long-term value creation) and identify and limit features in employee compensation plans that pose risks to the Corporation (including behavior focused on short-term results rather than long-term value creation).  In addition, the Committee will discuss, evaluate and review employee compensation plans and eliminate features that could encourage the manipulation of reported earnings to enhance an employee’s compensation.  These reviews will be completed at least once a year.

For the review conducted during May of 2012, the Committee evaluated the plans discussed in detail in the “Compensation Discussion and Analysis” presented below, as well as several additional employee compensation arrangements that provide for variable cash compensation, bonus, commission or incentive payments to employees other than the SEOs. As a result of the risk and manipulation review, the Compensation Committee concluded that these plans do not encourage unnecessary and excessive risks that threaten the value of the Corporation or the manipulation of reported earnings to enhance the compensation of any employee and determined that the potential risks arising from these plans are not reasonably likely to have a material adverse effect on the Corporation.

EXECUTIVE COMPENSATION

By definition, “named executive officers” refers to a corporation’s CEO and CFO and up to three additional most highly compensated executive officers whose total compensation exceeded $100,000 for the most recent year.  Throughout this Proxy Statement, the Corporation’s named executive officers are its CEO, its CFO and the President and CEO of C&F Mortgage Corporation (the “Mortgage Corporation”).

Compensation Discussion and Analysis

Overview of Compensation Program. The Compensation Committee (for purposes of this discussion, the “Committee”) of the Board has responsibility for establishing, implementing and continually monitoring adherence to the Corporation’s compensation philosophy. The Committee is responsible for ensuring that the total compensation paid to executives is fair, reasonable and competitive.  The Committee may, consistent with applicable law, regulations, NASDAQ requirements or plan provisions, delegate certain of its authority to the CEO, a designee, or other appropriate members of management, including matters relating to the compensation or election as officers of the Corporation’s employees other than the Corporation’s executive officers.

Overall Philosophy.  The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Corporation, and which aligns executives’ interests with those of the shareholders by rewarding performance that exceeds established goals, with the ultimate objective of improving long-term shareholder value.

The overall compensation strategy is based on the following four principles: (1) achieve and sustain superior long-term performance, (2) directly support positive business strategies and goals, (3) attract and retain key executives who are crucial to the long-term growth and profitability of the Corporation, and (4) pay for performance by maintaining competitive compensation programs for top tier performance.

2012 Say-on-Pay Vote.  Although the advisory shareholder vote to approve executive compensation is non-binding, the Committee has considered, and will continue to consider, the outcome of this vote when making compensation decisions for our CEO and other named executive officers.  At our 2012 Annual Meeting of Shareholders, approximately 96% of the shareholders who voted on the “say-on-pay” proposal approved the compensation of our named executive officers, while approximately 4% voted against the proposal.  The Committee believes that this shareholder vote strongly endorses the compensation philosophy of the Corporation.  The Committee has not significantly changed the executive compensation program as a result of the shareholder vote.

Impact of Participating in the Capital Purchase Program. On January 9, 2009, the Corporation issued $20,000,000 of preferred stock to the United States Department of the Treasury (the “Treasury”) pursuant to the Treasury’s Capital Purchase Program established under the Emergency Economic Stabilization Act of 2008 (the “EESA”).  The EESA, as amended by the American Recovery and Reinvestment Act of 2009, and as implemented by interim final rules published by the Treasury in 2009 and by additional guidance from the Treasury (collectively, the “TARP Standards”) imposed certain obligations and restrictions on the Corporation from January 9, 2009 until the Corporation completed the redemption of the preferred stock on April 11, 2012 (the “TARP Period”).  During the TARP Period, the compensation of the Corporation’s named executive officers was subject to certain limitations, including a “clawback” provision requiring the return of certain payments, a prohibition on accruing or paying severance and change in control benefits, and a limitation on the tax deductibility of that portion, if any, of the executive’s  annual compensation in excess of $500,000.  The Corporation’s most highly compensated employee was also generally prohibited from receiving any bonus, incentive compensation or retention awards during the TARP Period, subject to certain exceptions, and the compensation of certain other highly compensated employees was also limited.  During the TARP Period, the Corporation was also subject to certain corporate governance obligations, including a requirement to review the Corporation’s compensation plans at least once every six months, to provide related disclosures and certifications in the “Compensation Committee Report,” and to maintain a policy regarding excessive or luxury expenditures, including which types or categories of expenditures are prohibited and which require prior approval.

The obligations and restrictions of the TARP Standards generally ceased to apply to the Corporation and its employees when the TARP Period ended on April 11, 2012, even though the Treasury still holds a warrant to purchase common stock of the Corporation, which warrant was issued when the Corporation first participated in the Capital Purchase Program.  As described further throughout the “Compensation Discussion and Analysis,” however, certain of the obligations and restrictions of the TARP Standards continue to impact the Corporation even though the TARP Period has ended, and the anti-abuse provisions of the TARP Standards generally provide that, to the extent certain amounts or benefits could not be accrued or paid during the TARP Period, the Corporation is prohibited from accruing or paying such amounts or benefits after the TARP Period has ended. No such amounts or benefits have been accrued or paid by the Corporation after the end of the TARP Period.

Further, even though the Corporation is no longer subject to the TARP Standards, the Corporation has determined to continue applying certain of the TARP Standards beyond the TARP Period because they contribute to the overall safety and soundness of the Corporation. The Compensation Committee will discuss, evaluate and review the Corporation’s compensation plans at least annually, as opposed to once every six months under the TARP Standards. In addition, the Corporation will continue to maintain the policy regarding excessive or luxury expenditures.

Compensation Process.  The Committee determines and recommends to the Board of Directors the compensation of the CEO.  The Committee also approves all compensation of the Corporation’s executive officers and certain other senior officers of the Corporation and its subsidiaries, which include the CFO, Senior Vice President of Retail, Chief Credit Officer, Regional Presidents, the Senior Vice President of Human Resources and the Treasurer of the Bank; the President and CEO and the Executive Vice President and Chief Operating Officer of the Mortgage Corporation; the President, Executive Vice President and Senior Vice President of C&F Finance Company (“C&F Finance”); and the President of C&F Investment Services, Inc.

The Committee evaluates both performance and compensation to ensure that the Corporation maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of the Corporation’s peer companies.

The Committee, on its own initiative, reviews the performance and compensation of each of these senior officers and following discussions with the CEO and, as it deems appropriate, a compensation consultant or other appropriate advisors, establishes the senior officers’ compensation levels.  For the remaining officers, the CEO makes recommendations to the Committee that generally, with minor adjustments, are approved. The Committee did not engage a compensation consultant in connection with executive compensation decisions for 2012.

In consultation with senior management, the Committee approves the Corporation’s compensation philosophy to ensure that it is consistent with the Board’s intent, as well as the long-term interests of the Corporation’s shareholders.  This includes, but is not limited to, annual review and approval of goals and objectives relevant to the compensation of the CEO, and evaluation of the performance of the CEO in light of these goals and objectives.  The Committee reviews and approves, as appropriate, any new incentive compensation plans, including equity-based plans, and, as may be deemed necessary, any amendments to existing plans relating to executive officers and other senior officers.

The Committee also acts as the Incentive Stock Committee (or similarly named committee) for the Corporation’s stock incentive plans and recommends awards to the Board of Directors for approval, including stock options, restricted stock awards, performance stock awards, restricted stock units or other similar awards as provided in the 2004 Incentive Stock Plan, or any successor plan.

Establishing Executive Compensation.  To achieve the aims of the overall compensation strategy, including the requirement to comply with the TARP Standards until the TARP Period ended April 11, 2012, the Committee compensates executives and other selected senior managers through a combination of base salary, bonus, deferred and equity compensation designed to be competitive with comparable companies and to create alignment between executives’ and shareholders’ interests.

In August 2010, the Committee engaged Pearl Meyer & Partners (“PM&P”), an independent compensation consulting firm, to review executive compensation for key executives (the “Review”), including the CEO and the CFO of the Corporation. The results of the Review were used by the Committee to assess the reasonableness of the CEO’s and the CFO’s total direct compensation, which for purposes of the Review consists of base salary, performance-based incentive compensation and equity-based awards.  For comparison purposes, the Review used a peer group (“2010 peer group”) analysis and a market analysis.

The 2010 peer group analysis consisted of 28 publicly-traded commercial financial institutions headquartered in Virginia, Maryland, North Carolina, South Carolina and Tennessee and used 2009 proxy data, which was the most recently completed fiscal year at the time of the Review.  The asset size for this peer group was within the range of $667 million to $2.1 billion, with a median of $1.3 billion based on December 31, 2009 assets.  The peer group included all financial institutions satisfying these criteria with the exception of any financial institution that applied for participation in the Capital Purchase Program and did not receive approval.  Based on these criteria, the following financial institutions were included in the peer group:  Cardinal Financial Corporation (VA);  NewBridge Bancorp (NC); Eagle Bancorp, Inc. (MD); First United Corporation (MD); Capital Bank Corporation (NC); Southern Community Financial Corporation (NC); BNC Bancorp (NC); Wilson Bank Holding Company (TN); First Security Group, Inc. (TN); Community Bankers Trust Corporation (VA); Shore Bancshares, Inc. (MD); Eastern Virginia Bankshares, Inc. (VA); Peoples Bancorp of North Carolina, Inc. (NC); Crescent Financial Corporation (NC); National Bankshares, Inc. (VA); Middleburg Financial Corporation (VA); Old Point Financial Corporation (VA); ECB Bancorp, Inc. (NC); First South Bancorp, Inc. (NC); Tri-County Financial Corporation (MD); American National Bankshares Inc. (VA); 1st Financial Services Corporation (NC); HCSB Financial Corporation (SC); Community Capital Corporation (SC); Southern First Bancshares, Inc. (SC); Valley Financial Corporation (VA); Monarch Financial Holdings, Inc. (VA); and Access National Corporation (VA).

The market analysis was based on the following surveys:
-	Towers Watson, 2010/2011 Top Management Compensation Survey
-	Towers Watson, 2010/2011 Financial Services Survey Suite
-	William M. Mercer, 2010 Executive Compensation Survey

The market analysis was also based on PM&P’s proprietary database of banking institutions.  All survey data was updated to January 1, 2011, using an annual update factor of 3%, which was the projected total 2011 salary increase for the financial services industry according to WorldatWork’s 2010/2011 Total Salary Increase Budget Survey.

The Review concluded that total compensation for the CEO was at the 18th percentile of the 2010 peer group data and was at 75% of the median using the market analysis data.  When reviewing the data for the CFO, the Review considered data for both chief financial officers and chief operating officers in order to encompass the CFO’s range of responsibilities.  The Review concluded that total compensation for the CFO was at the 64th percentile of the 2010 peer group data and was at 93% of the median using the market analysis data.

In addition to reviewing compensation, the Review considered the structure of both the performance-based incentive and equity-based award metrics for key executives, including the CEO and the CFO.  Based on the Review and recommendations from PM&P, including areas in which the metrics varied significantly from those used generally in the market and noting the need for more flexibility with regard to the level of achievement for the equity-based awards, for 2011 incentive compensation the Committee expanded the performance–based incentive metrics to include an asset quality component in addition to the ROE and ROA metrics already being used.  The Committee also revised the equity-based award metric of the relative five-year total shareholder return by replacing the NASDAQ Bank Index with a custom index comprised of the peer companies selected each year based on criteria developed by PM&P for the Review and changed the measurement date for determining the equity-based awards from September 30th to December 31st beginning in 2011.  Further, the Committee elected to incorporate a scaled payout percentage when determining the equity-based awards earned under the management incentive plan, rather than an absolute percentage based on achieving the overall goal.  Finally, the Committee decided to use the same criteria from the 2010 peer group described above to determine the peer group in subsequent years, with the companies meeting these criteria subject to change from year to year as the peer group is updated to account for changes in asset size due to mergers, acquisitions or growth.

Base annual salary and short-term incentive compensation for the President and CEO of the Mortgage Corporation are established by an employment agreement originally entered into in 1995 and amended and restated as of January 1, 2013.  The employment agreement provides for a fixed annual base salary and a performance-based short-term incentive directly related to the profitability of the Mortgage Corporation.  The President and CEO of the Mortgage Corporation was responsible for bringing all of the critical personnel and operations of the Mortgage Corporation to the Corporation, at no cost to the Corporation.  As a result, his employment agreement included a bonus provision for a percentage of future profits.

Benchmarking.  In establishing a peer group for 2012, for purposes of performance-based incentive compensation and equity compensation, the Committee used the same criteria for determining the annual peer group that PM&P used in the Review. For 2012, the updated peer group (the “2012 peer group”) consisted of 24 publicly-traded commercial financial institutions headquartered in Virginia, Maryland, North Carolina, South Carolina and Tennessee. The asset size for this peer group was within the range of $667 million to $2.1 billion, with a median of $1.06 billion based on December 31, 2011 assets.  The peer group included all financial institutions satisfying these criteria with the exception of any financial institution that applied for participation in the Capital Purchase Program and did not receive approval.  Based on these criteria, the following financial institutions were included in the peer group:    NewBridge Bancorp (NC); First United Corporation (MD); Wilson Bank Holding Company (TN); First Security Group, Inc. (TN); Community Bankers Trust Corporation (VA); Shore Bancshares, Inc. (MD); Eastern Virginia Bankshares, Inc. (VA); Peoples Bancorp of North Carolina, Inc. (NC); Crescent Financial Bancshares, Inc. (NC); National Bankshares, Inc. (VA); Middleburg Financial Corporation (VA); Old Point Financial Corporation (VA); ECB Bancorp, Inc. (NC); First South Bancorp, Inc. (NC); Tri-County Financial Corporation (MD); American National Bankshares Inc. (VA); 1st Financial Services Corporation (NC); Southern First Bancshares, Inc. (SC); Valley Financial Corporation (VA); Monarch Financial Holdings, Inc. (VA); Carolina Bank Holdings, Inc. (NC); Palmetto Bancshares, Inc. (SC); Security Federal Corporation (SC); and Access National Corporation (VA).

2012 Executive Compensation Components.  For 2012, the principal components of compensation for named executive officers as defined in Item 402 of Regulation S-K were:

•	base salary;

•	performance-based incentive compensation;

•	equity compensation;

•	retirement and other benefits; and

•	perquisites.

These elements combine to promote the objectives described above.  Base salary, retirement plans and other benefits and perquisites provide a minimum level of compensation that helps attract and retain qualified executives.  Performance-based incentives and equity compensation reward achievement of long-term and short-term goals and align executive compensation with the creation of longer-term shareholder value and promote retention.

Base Salaries.  We provide named executive officers and other employees with base salaries to compensate them for services rendered during the fiscal year.  Base salaries for named executive officers (with the exception of the President and CEO of the Mortgage Corporation) are determined for each executive based on his or her position and responsibility by using market data.  Salary levels are considered annually as part of the Committee’s performance review process as well as upon a promotion or other change in job responsibility.  During its review of base salaries for executives for 2012, the Committee primarily considered:

•	Market data provided by PM&P in 2010;

•	Compensation data for the 2012 peer group;

•	Responsibilities of the executive;

•	Internal review of the executive’s compensation relative to other officers; and

•	Individual performance of the executive.

For 2012, for the CEO, the Committee took into account the factors identified above and PM&P’s Review results that indicated the CEO average base salary for peer financial institutions was $345,000 in 2009.  At the CEO’s request, his base salary was limited to $253,000 in 2010, $268,000 in 2011, and $275,000 in 2012.  For the CFO, the Committee, after taking into account the factors identified above, determined that his base salary should be increased to $230,000 for 2012 from $220,000 for 2011. In addition to the factors mentioned above, the Committee determined the base salary was appropriate in light of the CFO’s responsibilities, which include the functions of a chief operating officer in addition to chief financial officer functions, and his duties associated with the oversight of C&F Finance, a significant subsidiary of the Corporation.  Similar analyses were performed for other senior officers.

Performance-Based Incentive Compensation.  Short-term cash incentive compensation for the CEO and CFO is governed by the Corporation’s Management Incentive Plan (“MIP”) adopted in 2005.  Under the MIP, at the beginning of 2012 the Committee established performance objectives for the Corporation and the award formula or matrix by which all incentive awards were to be calculated.  Executive officers were assigned a cash award target, to be paid if the Corporation achieved targeted performance goals in 2012, as well as minimum and maximum award levels if the Corporation achieved below or above the targeted performance goals. The Committee has the discretion to adjust upward or downward any award earned under the MIP or to grant an award even when minimum goals are not achieved.

For the named executive officers, with the exception of the President and CEO of the Mortgage Corporation, incentive compensation is designed to reward overall corporate performance by setting awards based on return on average equity (“ROE”) and return on average assets (“ROA”) relative to ROE and ROA of the peer financial institutions selected by the Committee to establish compensation levels for the CEO and CFO.  The cash incentive compensation for the President and CEO of the Mortgage Corporation is set forth in his employment agreement and is based solely on a percentage of income before taxes generated by the Mortgage Corporation.

The remainder of management has more diverse performance goals consistent with the business they are managing.  Where an employee has responsibility for the performance of a particular business, the performance goals are heavily weighted toward the operational performance of that unit.  However, for members of the senior management team of the Bank (not including the named executive officers) at least 30% of their bonus is based on the ROE and ROA of the Corporation relative to the ROE and ROA of the peer financial institutions.  All other employees earn bonuses based on the operational performance goals they have been assigned.

The cash award targets for the CEO and CFO for 2012 were based on achievement of a corporate goal, which was a weighted measure of the Corporation’s ROE and ROA for 2012 relative to the 2012 peer group.  This measure is the combined ranking of ROE and ROA of the 2012 peer group placing twice the weight on ROE ranking.  Depending on the level of achievement with respect to the corporate goal under the MIP, for 2012 the CEO could earn a cash award of up to a maximum of 90% of his base salary as of January 1, 2012 and the CFO could earn a cash award of up to a maximum of 70% of his base salary as of January 1, 2012.  The Committee chose these award levels so that the maximum awards would be paid when the Corporation has performed the best in Virginia and at or above the 90th percentile of the other financial institutions in the 2012 peer group based on combined ROE and ROA performance, while performance below the 40th percentile (the minimum award level) would result in no incentive payment.  The Committee has the discretion under the MIP to adjust upward or downward any award earned under the MIP within the minimum and maximum award levels established by the Committee, or to grant an award even if the minimum corporate goal is not achieved.  In addition to the Corporation’s ROE and ROA performance versus the 2012 peer group, the Committee also reviewed the asset quality of the Corporation.  As part of this review, the Committee looked at asset quality measures at the Bank, C&F Finance and the Mortgage Corporation. These asset quality metrics included nonperforming assets to average loans, nonperforming assets to average assets, charge off ratios, delinquency percentages, loan indemnifications, and extension rates on loans and repossession rates, including quarterly trends and comparisons to available asset quality metrics of the companies in the 2012 peer group.  Based on the Corporation’s ROE and ROA for 2012, in which the Corporation achieved results in excess of the 90th percentile of the 2012 peer group, and the Committee’s review of relevant asset quality metrics, the CEO was entitled to a cash bonus of 79% of his base salary for 2012, but based on a recommendation from the CEO, the Committee awarded him a cash bonus of 55% of his base salary.  The CFO was entitled to a cash bonus of 61% of his base salary for 2012, but based on his recommendation, the Committee awarded him a cash bonus of 60.9% of his base salary.

All short-term incentive payments to the President and CEO of the Mortgage Corporation for 2012 were made in accordance with his employment agreement and related directly to the profitability of the Mortgage Corporation.

Equity Compensation.  The Corporation adopted the 2004 Incentive Stock Plan effective April 20, 2004 and amended the plan in 2008 to add restricted stock units and permit awards to non-employee directors under the plan.  As amended, the plan permits the issuance of up to 500,000 shares of common stock for awards to key employees and non-employee directors of the Corporation and its subsidiaries in the form of stock options, stock appreciation rights, restricted stock and restricted stock units.  With respect to executive compensation, the purpose of the 2004 Incentive Stock Plan is to promote the success of the Corporation and its subsidiaries by providing incentives to key employees and non-employee directors that link their personal interests with the long-term financial success of the Corporation and with growth in shareholder value.  The 2004 Incentive Stock Plan is designed to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of key employees.

Each year, the Committee considers the desirability of granting long-term incentive awards under the 2004 Incentive Stock Plan.  The Committee may utilize stock options, stock appreciation rights, restricted stock, restricted stock units, or a combination thereof, to focus executive officers, as well as other officers, on building profitability and shareholder value.  The Committee notes in particular its view that equity grants make a desirable long-term compensation method because they closely align the interests of management with shareholder value.  The Committee has the authority to establish equity goals and awards for all participants.

Historically, the primary form of equity compensation awarded by the Corporation was incentive and non-qualified stock options.  This form was selected because of the favorable accounting and tax treatments received.  However, beginning in 2006 the accounting treatment for stock options changed, making stock options a less attractive form of equity compensation.  Consequently, certain changes were made to the equity award program.  First, the form of equity award was changed to restricted stock.  Second, a holding period and minimum stock ownership requirement was established for equity awards. If the 2013 Plan proposed in Proposal Five is approved by shareholders, no additional awards will be granted under the 2004 Incentive Stock Plan; however, executive officers and other key employees would be eligible to receive awards, pursuant to the MIP or in the Board’s discretion, under the 2013 Plan.

Under the MIP, executive officers may be awarded equity-based awards under the 2004 Incentive Stock Plan based on the achievement of targeted performance goal(s).  For 2012, the equity-based award targets for the named executive officers were based solely on achievement of one corporate goal, which was five-year total shareholder return of the Corporation compared to the 2012 peer group. The Committee chose this longer-term measure because the Committee wanted to reward sustained performance.  If the corporate goal is achieved under the MIP, for 2012 the CEO could earn a target equity-based award of 45% of his base salary as of January 1, 2012 and the CFO could earn a target equity-based award of 35% of his base salary as of January 1, 2012.  These targets were selected to maintain overall compensation competitiveness if the Corporation shows sustained total shareholder return.  The MIP permits the Committee to award a scaled payout based on performance that is higher or lower than the target.  For 2012, if the Corporation’s five-year total shareholder return is equal to or higher than the 70th percentile of the 2012 peer group, the CEO and CFO would earn 50% of their target award; if the Corporation’s five-year total shareholder return is equal to or higher than the 80th or 90th percentile of the 2012 peer group, the CEO and CFO would earn 65% or 80%, respectively, of their target award.  If the Corporation’s five-year total shareholder return is below the 70th percentile or above the 100th percentile of the 2012 peer group, the Committee could use its discretion to grant or adjust an award of no more than 200% of the target. This ability to make equity-based awards based on the scaled payout percentage is in addition to the Committee’s ability to adjust an award upward or downward in its discretion.

The President and CEO of the Mortgage Corporation does not have a targeted equity-based award stated as a percentage of his base salary.  As with the CEO and CFO, if the one corporate goal mentioned above is met or the Committee at its discretion grants an award, the President and CEO of the Mortgage Corporation is eligible for an equity-based award.  Grants of equity for the President and CEO of the Mortgage Corporation are recommended to the Committee by the CEO based on the performance of the Mortgage Corporation for the fiscal year.

The measurement date for the 2012 equity-based awards under the MIP was December 31, 2012.  As of December 31, 2012, the five-year total shareholder return of the Corporation was above the five-year total shareholder return of the 2012 peer group.  Based on this performance and the scaled payout formula discussed above, the Committee could have granted equity-based awards to the CEO and CFO equal to 200% of their equity-based award targets.  Instead, in the exercise of its discretion as permitted under the MIP and the CEO’s request for a smaller award, on January 15, 2013 the Committee granted 3,900 shares of restricted stock each to the CEO and CFO and 800 shares of restricted stock to the President and CEO of the Mortgage Corporation, which amounted to 57%, 68% and 17% of the base salaries of the CEO, CFO and President and CEO of the Mortgage Corporation, respectively.  Because the Corporation’s performance exceeded that of the 2012 peer group, the award to the CEO and the CFO was greater than their target awards of 45% and 35%, respectively, of base salary.  The Committee believed that granting these awards would assist in retaining the services of the CEO, CFO and President and CEO of the Mortgage Corporation because these awards generally do not vest for five years.  The amount of each award was based on achieving the corporate goal mentioned above and on the executive officer’s performance, the level of his responsibilities, and internal equity considerations.

The Corporation’s practice is to determine the dollar amount of equity compensation that is to be awarded for the equity component of the MIP and then to grant a number of shares of restricted stock that have a fair market value equal to that amount on the date of grant, rounded to avoid fractional shares.  The fair market value is determined based on the closing price of the stock on the date of grant.  For named executive officers, awards are generally made at the January meeting of the Board of Directors each year.  For all other employees, with the exception of significant promotions and new hires, awards are generally made at the December meeting of the Board of Directors each year.  The restricted stock granted for 2012 performance under the MIP is “time based.”  In order for the restricted stock to be earned or vest, the employee must remain employed for a period of five years after the date of grant.  Once restricted stock awards vest, employees may not sell more than 50% of the award until a minimum level of stock ownership by the employee is achieved.  Minimum ownership levels range from three times annual base salary for the CEO, one and one-half times annual base salary for the other named executive officers, one times annual base salary for other senior officers, and for other selected officers one-half of such officer’s annual base salary.

Retirement and Other Benefits. The Bank maintains a tax-qualified cash balance pension plan known as the VBA Master Defined Benefit Plan for Citizens and Farmers Bank (the “Retirement Plan”) covering substantially all Bank employees who had reached the age of 21 and had been fully employed for at least one year.  Under the cash balance plan, each participant’s account receives two forms of credits:  compensation credits and interest credits.  Compensation credits equal a percentage of each participant’s compensation.  Compensation for this purpose includes both salary and bonus, subject to the compensation limit applicable to tax-qualified plans, which limit was $250,000 for 2012.  The applicable compensation credit percentage ranges between 1% and 12% depending on the participant’s combined age and years of credited service at the end of each plan year.  Interest credits for a year are based on the prior year’s December average yield on 30-year Treasuries plus 150 basis points, not to exceed the Internal Revenue Service (“IRS”) third segment rate.

Upon termination of employment and after having completed at least three years of service, a participant will receive the amount then credited to the participant’s cash balance account in an actuarially equivalent joint and survivor annuity (if married) or single life annuity (if not married).  The participant may also choose from other optional forms of benefit, including a lump sum payment in the amount of the cash balance account.  The Retirement Plan does not cover non-employee directors.  The amount expensed for the Retirement Plan during the year ended December 31, 2012 was $436,253.  The Retirement Plan allows for early retirement at the age of 55.  The amount available at this age will be the amount then credited to the participant’s cash balance account.  Mr. Dillon is eligible for early retirement under the Retirement Plan and was entitled to a payment of $1,194,105 as of December 31, 2012.

The Bank maintains a tax-qualified 401(k) plan known as the Virginia Bankers Association Master Defined Contribution Plan for Citizens and Farmers Bank (the “Savings Plan”), pursuant to which all Bank employees, including the CEO and CFO, may make pre-tax contributions to the plan of up to 95% of covered compensation, subject to certain limitations on the amount under federal law.  The Bank will match 100% of the first 5% of pay that is contributed to the Savings Plan, subject to statutory limitations.  All employee contributions to the Savings Plan are fully vested upon contribution and Bank matching contributions vest at 20% annually beginning after two years of service and are fully vested at six years of service, or earlier in the event of retirement, death or attainment of age 65 while an employee.

In addition, each plan year, the Bank may make a profit sharing contribution to the Savings Plan.  The amount of such contribution, if any, is within the discretion of the Bank’s Board of Directors and will be determined during each plan year.  Such contributions are only allocated to “covered participants,” which designation is determined annually based on working at least 1,000 hours and being employed on the last day of the year (or ceasing employment due to retirement or death).  The CEO and CFO were covered participants in 2012.  For a covered participant, any profit sharing contribution is allocated to the employee’s account based on the proportion of the employee’s covered compensation to the covered compensation of all other covered participants.  Profit sharing contributions are subject to the same vesting rules that apply to matching contributions under the Savings Plan.  There was no profit sharing contribution to the Savings Plan for 2012.

The Mortgage Corporation also maintains a tax-qualified 401(k) plan known as the C&F Mortgage Corporation 401(k) Plan (the “401(k) Plan”) pursuant to which eligible Mortgage Corporation employees can make pre-tax contributions of from 1% to 100% of compensation (with a discretionary company match), subject to statutory limitations.  Substantially all employees of the Mortgage Corporation, including the President and CEO of the Mortgage Corporation, who have attained the age of 18 are eligible to participate on the first day of the next month following their employment date.  The 401(k) Plan provides for an annual discretionary matching contribution to the account of each “eligible participant,” based in part on the Mortgage Corporation’s profitability for the year and on each employee’s contributions to the 401(k) Plan.  The 401(k) Plan also permits an additional annual discretionary employer contribution for “eligible participants,” which is allocated to an employee’s account based on the proportion of the employee’s covered compensation to the covered compensation of all other eligible participants.  “Eligible participants” are determined annually based on working at least 1,000 hours and being employed on the last day of the year.  All employee contributions are fully vested upon contribution.  An employee is vested in the employer’s contributions 25% after two years of service, 50% after three years of service, 75% after four years of service, and fully vested after five years or attainment of age 65 while employed.

In addition to the Savings Plan and the 401(k) Plan, named executive officers and certain other eligible executives of the Corporation and its subsidiaries can participate in a non-qualified deferred compensation plan known as the Restated VBA Executives’ Non-Qualified Deferred Compensation Plan for C&F Financial Corporation (the “Nonqualified Plan”).  The Nonqualified Plan is designed to provide for deferral opportunities otherwise restricted by qualified plan limits and to establish a long-term retention incentive for our executives.  The plan provides for five types of deferrals:

(1)  Employee deferrals whereby certain employees are permitted to make deferrals of salary or cash incentive compensation.  The CEO, CFO and President and CEO of the Mortgage Corporation did not elect any deferral of salary or cash incentive compensation for 2012.

(2)  Excess match deferrals whereby the Corporation contributes to the Nonqualified Plan the amount of employer matching contributions in excess of statutory limitations.  Any matching amounts in excess of the maximum annual pre-tax contribution for qualified retirement plans allowed by the Internal Revenue Service are deposited in the Nonqualified Plan.  For the CEO and CFO, the amount accrued in 2012 was $8,000 and $4,500 respectively.  The President and CEO of C&F Mortgage Corporation did not receive an excess match deferral for 2012.

(3)  Excess profit sharing deferrals whereby the Corporation contributes to the Nonqualified Plan the amount of discretionary employer profit sharing contributions in excess of statutory limitations.  No employer profit sharing contribution was made for 2012.

(4)  Excess cash balance deferrals whereby the Corporation contributes to the Nonqualified Plan the amount entitled under the Retirement Plan in excess of statutory limitations.  For the CEO and CFO, the amount accrued in 2012 was $17,600 and $9,200 respectively.  The President and CEO of C&F Mortgage Corporation did not receive excess cash balance deferrals in 2012.

(5)   Supplemental retirement deferrals whereby the Corporation makes discretionary employer contributions for the CEO in recognition of his performance and service, and discretionary employer contributions for the CFO as a retention incentive consistent with the Corporation’s overall compensation strategy.  For the CEO and CFO, the amounts accrued in 2012 were $50,000 and $23,000, respectively.  While the contributions for the CEO vest immediately, the contributions for the CFO do not vest until death, disability, retirement or change in control.  The President and CEO of C&F Mortgage Corporation was not awarded a supplemental deferral for 2012.

Perquisites.  The annual cost to the Corporation of perquisites, including mandatory executive physicals every two years, use of a Corporation-owned automobile, matching charitable contributions, club dues and tax preparation assistance common among the Corporation’s peer financial institutions, provided to the CEO exceeded $10,000 in the aggregate for 2012, but did not exceed $10,000 in the aggregate for 2011 or 2010. These amounts for 2012 are detailed in note 1 to the All Other Compensation Table for 2012 on page 28.

The annual cost to the Corporation of perquisites, including mandatory executive physicals every two years, use of a Corporation-owned automobile, matching charitable contributions and club dues for the CFO, exceeded $10,000 in the aggregate for 2012, 2011 and 2010.  These amounts for 2012 are detailed in note 1 to the All Other Compensation Table for 2012 on page 28.

The CEO and the CFO also participate in other benefit plans on the same terms as other employees.  These plans include medical, dental, life, and disability insurance.

The annual cost to the Corporation of perquisites, including use of a Corporation-owned automobile and payments for medical and dental insurance in excess of those made for all salaried employees, provided to the President and CEO of the Mortgage Corporation exceeded $10,000 in the aggregate for 2012, 2011 and 2010.  These amounts for 2012 are detailed in note 1 to the All Other Compensation Table for 2012 on page 28.

Change in Vacation Policy.  In December 2011, the Bank amended its vacation policy for all employees to reduce the amount of unused vacation that can be accrued and carried forward to future periods. Specifically with regard to the CEO and the CFO, prior to this amendment, the CEO and the CFO each could carry forward an unlimited amount of unused vacation. Beginning in 2012, a 120-hour vacation carryover limit was established for the CEO and the CFO each. In connection with this policy change, in January 2012, the Bank made a one-time payout to affected employees, including the CEO and the CFO, of unused vacation accrued in excess of this carryover limit through December 31, 2011.

Prohibition on Hedging and Pledging Transactions.  Under the Corporation’s insider trading policy, directors and executive officers, including the named executive officers, are prohibited from (i) pledging the Corporation’s stock as collateral for loans and (ii) selling the Corporation’s stock “short,” trading in the Corporation’s stock in or through a margin account or otherwise engaging in hedging transactions or speculative or short-term trading of the Corporation’s stock. These provisions are part of the Corporation’s overall program to prevent the Corporation’s directors and executive officers, including the named executive officers, from trading on material non-public information.

Employment and Change in Control Agreements.  As is typical in the mortgage industry, Mr. McKernon is employed by the Mortgage Corporation under an employment agreement originally entered into in 1995 and amended and restated as of January 1, 2013.  Under the agreement, the Mortgage Corporation has employed Mr. McKernon as its President and CEO under a three-year “evergreen” agreement, which remains in effect at all times unless and until terminated as permitted by the agreement.  Either party, by notice to the other at any time and for any reason, may give notice of an intention to terminate the agreement three years from the date notice is received by the other.  Additionally, either party may terminate the agreement in the event the Mortgage Corporation fails to meet certain specified financial performance criteria for a stipulated period or of a stipulated amount within a prescribed time period.  The agreement terminates upon the death or disability of Mr. McKernon, or upon the failure of either party to fulfill its obligations under the agreement.  Under the agreement, the Mortgage Corporation in 2012 paid Mr. McKernon an annual base salary of $195,000, and beginning in 2013 will pay Mr. McKernon an annual base salary of $220,000, in each case payable in monthly installments.  The Mortgage Corporation also is obligated to pay Mr. McKernon a bonus, computed and paid on a monthly basis, based upon a variable percentage of the Mortgage Corporation’s financial performance for the preceding month, subject to adjustment annually in order that the total bonus for a fiscal year will be equal to the specified percentage as determined by the year-end financial performance amount on which the bonus is based.  The Mortgage Corporation has the right, at any time and at its option, to “buy out” Mr. McKernon’s agreement and terminate his employment for an amount based upon the Mortgage Corporation’s financial performance.  In the event of a termination of his employment for any reason other than pursuant to a three-year notice, the Mortgage Corporation also may purchase a limited non-solicitation commitment from Mr. McKernon.

The agreement also provides that Mr. McKernon will be entitled, during his employment, to benefits commensurate with those furnished to other employees of the Mortgage Corporation.  Prior to the January 1, 2013 amendment and restatement, the agreement also provided for Mr. McKernon to receive life insurance equal to three times his base salary.  The agreement also contains provisions requiring confidentiality of information regarding the Mortgage Corporation.  Mr. McKernon may terminate his employment agreement upon an event of “covered termination” as defined in his change in control agreement.  Any termination of the employment agreement also will terminate Mr. McKernon’s change in control agreement, except a termination of his employment agreement as described in the preceding sentence.

Effective with the January 1, 2013 amendment and restatement, the agreement now also provides that any incentive-based compensation or award Mr. McKernon receives will be subject to any clawback required pursuant to law, rule, regulation or stock exchange listing requirement or any policy of the Corporation adopted pursuant to any such law, rule, regulation or listing requirement.

The Corporation has entered into “change in control agreements” with the CEO, CFO and the President and CEO of the Mortgage Corporation because the Board has determined that it is in the best interest of the Corporation and its shareholders to have the continued dedication of these executives, notwithstanding the possibility, threat or occurrence of a change in control. The agreement for the CEO provides certain payments and benefits in the event of a termination of his employment by the Corporation without “cause,” or by the CEO for “good reason,” during the period beginning on the occurrence of a “change in control” (as defined in the agreement) of the Corporation and ending 61 days after the second anniversary of the change in control date.  In such event, the CEO would be entitled (i) to receive in a lump sum, two and one-half times the sum of his highest annual base salary during the 24-month period preceding the change in control date and his highest annual bonus for the three fiscal years preceding the change in control date; (ii) for a period of three years following termination, to receive continuing health insurance, life insurance, and similar benefits under the Corporation’s welfare benefit plans and to have the three-year period credited as service towards completion of any service requirement for retiree coverage under the Corporation’s welfare benefit plans; and (iii) if the CEO requests within six months after his termination, to have the Corporation acquire his primary residence for its appraised fair market value.

The agreements for the CFO and the President and CEO of the Mortgage Corporation provide certain payments and benefits in the event of a termination of their employment by the Corporation without “cause,” or by the CFO and the President and CEO of the Mortgage Corporation for “good reason” within the period of coverage following a change in control. In March 2012, the agreements for the CFO and the President and CEO of the Mortgage Corporation were amended to provide for the same period of coverage as in the CEO’s agreement. As a result, the agreements for the CFO and the President and CEO of the Mortgage Corporation now provide for the payments and benefits described below in the event of a covered termination during the period beginning on the occurrence of a change in control and ending 61 days after the second anniversary of the change in control date. In such event, the CFO and the President and CEO of the Mortgage Corporation would each be entitled (i) to receive in a lump sum, two times his highest annual base salary during the 24-month period preceding the change in control date and (ii) for a period of two years following termination, to receive continuing health insurance, life insurance, and similar benefits under the Corporation’s welfare benefit plans and to have the two-year period credited as service towards completion of any service requirement for retiree coverage under the Corporation’s welfare benefit plans.  In addition, the CFO would be entitled to two times his highest annual bonus for the three fiscal years preceding the change in control date. Any payments which could have been made under these agreements to the CEO, CFO and the President and CEO of the Mortgage Corporation in 2012 would have been limited in accordance with the TARP Standards if the triggering events had occurred before the TARP Period ended on April 11, 2012.

Under these agreements following a change in control, the CEO, CFO and the President and CEO of the Mortgage Corporation may voluntarily terminate their employment for “good reason” and become entitled to these payments and benefits under certain circumstances.  These circumstances include, but are not limited to, a material adverse change in position, authority or responsibilities, or a reduction in rate of annual base salary, benefits (including incentives, bonuses, stock compensation, and retirement and welfare plan coverage) or other perquisites as in effect immediately prior to the change in control date, as well as a right to terminate voluntarily during the 60-day periods after the change in control date, the first anniversary of the change in control date and the second anniversary of the change in control date.  If any payments to or benefits under (collectively, “payments”) these change in control agreements would be subject to excise tax as an “excess parachute payment” under federal income tax rules, the Corporation has agreed to pay the CEO, CFO and the President and CEO of the Mortgage Corporation additional amounts (“gross-up payments”) to adjust for the incremental tax costs of such payments.  However, if such payments and gross-up payments do not provide a net after-tax benefit of at least $25,000, as compared to the net after-tax proceeds resulting from an elimination of the gross-up payments and a reduction of the payments such that the receipt of payments would not give rise to any excise tax, then payments and benefits provided under the agreements will be reduced, so that the CEO, CFO and the President and CEO of the Mortgage Corporation will not be subject to a federal excise tax.

The Corporation does not provide for payments upon termination outside of the change in control agreements, but may negotiate individual severance packages with departing executives on a case-by-case basis.  For terminations due to retirement, early retirement, disability and death, vesting of any unvested stock options, restricted stock and retirement benefits occur at the date of termination.  Assuming termination for any of these reasons had occurred on December 31, 2012, because all outstanding stock options were already fully vested, these types of terminations would only trigger additional vesting of restricted stock and retirement benefits.  The value of restricted stock vesting would have been $420,552, $410,817 and $116,820 for the CEO, CFO and President and CEO of Mortgage Corporation, respectively.  The value of retirement benefits vesting would have been $279,269 for the CFO.  The CEO and the President and CEO of the Mortgage Corporation would not have experienced any additional vesting with respect to retirement benefits because they are fully vested.

The following table shows the potential payments upon termination, including following a change in control of the Corporation, for the named executive officers based on agreements and plans in effect as of December 31, 2012.  The amounts in this table are calculated assuming the change in control or termination event occurred on December 31, 2012 and all executives were paid in a lump sum payment.

Executive Payments and Benefits upon Termination Table

	Severance Compensation		Benefits and Perquisites
Name and Principal Position	Severance	Performance -Based Incentive Compensation	Unvested and Accelerated Restricted Stock	Welfare Benefits	Supplemental Retirement Benefits	280G Tax Gross-ups5,6	Total
Larry G. Dillon Chairman/President/Chief Executive Officer
Voluntary Termination1	-	-	-	-	-	-	-
By Corporation without Cause1	-	-	-	-	-	-	-
By Corporation with Cause1	-	-	-	-	-	-	-
Change in Control2
By Corporation without Cause	$687,500	$375,000	$420,552	$30,635	-	$634,196	$2,147,883
By Executive with Good Reason	$687,500	$375,000	$420,552	$30,635	-	$634,196	$2,147,883
Retirement	-	-	$420,552	-	-	-	$420,552
Disability8	-	-	$420,552	-	-	-	$420,552
Death8	-	-	$420,552	-	-	-	$420,552
Thomas F. Cherry Executive Vice President/ Chief Financial Officer/ Secretary
Voluntary Termination1	-	-	-	-	-	-	-
By Corporation without Cause1	-	-	-	-	-	-	-
By Corporation with Cause1	-	-	-	-	-	-	-
Change in Control3
By Corporation without Cause	$460,000	$280,000	$410,817	$25,113	$279,269	$630,813	$2,086,012
By Executive with Good Reason	$460,000	$280,000	$410,817	$25,113	$279,269	$630,813	$2,086,012
Retirement7	-	-	-	-	-	-	-
Disability8	-	-	$410,817	-	$279,269	-	$690,086
Death8	-	-	$410,817	-	$279,269	-	$690,086
Bryan E. McKernon President/Chief Executive Officer of C&F Mortgage
Voluntary Termination1	-	-	-	-	-	-	-
By Corporation without Cause1	$146,250		-	-	-	-	$146,250
By Corporation with Cause1	-	-	-	-	-	-	-
Change in Control4
By Corporation without Cause	$390,000	-	$116,820	$28,535	-	-	$535,355
By Executive with Good Reason	$390,000	-	$116,820	$28,535	-	-	$535,355
Retirement7	-	-	-	-	-	-	-
Disability8	-	-	$116,820	-	-	-	$116,820
Death8	-	-	$116,820	-	-	-	$116,820

1
There are no payments due for the CEO or CFO under separation of service voluntarily by the executive or by the Corporation with or without cause.  The President and CEO of the Mortgage Corporation would receive a severance payment equal to nine months of his base salary if the Corporation elected to terminate his services without cause.

2
The severance and performance-based incentive compensation upon change in control for the CEO represents two and one-half times his highest annual base salary during the 24 months preceding the assumed change in control date and two and one-half times his highest annual bonus in the three years preceding the assumed change in control date.  The equity amounts represent the fair market value of 10,800 shares of restricted stock that would immediately vest on the change in control date.  (The closing price of the Corporation’s stock was $38.94 per share on December 31, 2012.)  The welfare benefits represent the net present value of the benefits costs for three years after the assumed change in control date.  No value has been assigned to the CEO’s right to have his primary residence acquired for its appraised fair market value due to the inability to estimate such an expense.

3
The severance and performance-based incentive compensation upon change in control for the CFO  represents two times the highest annual base salary during the 24 months preceding the assumed change in control date and two times the highest annual bonus in the three years preceding the assumed change in control date.  The equity amounts represent the fair market value of 10,550 shares of restricted stock that would immediately vest on the change in control date.  (The closing price of the Corporation’s stock was $38.94 per share on December 31, 2012.)  The welfare benefits represent the net present value of the benefits costs for two years after the assumed change in control date.  The retirement benefits represent the supplemental retirement benefit that would vest immediately upon change in control.

4
The severance upon change in control for the President and CEO of the Mortgage Corporation represents two times the highest annual base salary during the 24 months preceding the assumed change in control date.  The equity amount represents the fair market value of 3,000 shares of restricted stock that would immediately vest on the change in control date.  (The closing price of the Corporation’s stock was $38.94 per share on December 31, 2012.)  The welfare benefits represent the net present value of the benefits costs for two years after the assumed change in control date.

5
If any payments to or benefits under (collectively, “payments”) the change in control agreements would be subject to excise tax as an “excess parachute payment” under federal income tax rules, the Corporation has agreed to pay the CEO, CFO, and the President and CEO of the Mortgage Corporation additional amounts (“gross-up payments”) to cover the excise tax liability and the taxes on the gross-up payment (provided the net after-tax benefit to the executive is at least $25,000 greater than providing no gross-up payment and cutting the payments back to the maximum on which no excise tax would be due).  The amount shown represents the estimated amount of tax gross-up payment for the CEO and CFO.

6	The President and CEO of the Mortgage Corporation would not have been subject to excise taxes on these change in control payments.

7	The CFO and President and CEO of the Mortgage Corporation were not eligible for retirement on December 31, 2012.

8
Payments for separation of service due to disability or death include accelerated vesting of restricted stock for the CEO, CFO, and President and CEO of the Mortgage Corporation.  In addition, the CFO would be immediately vested in supplemental retirement benefits of $279,269.

Tax and Accounting Implications.  As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code (the “Code”), which provides that the Corporation may not deduct non-performance-based compensation of more than $1,000,000 annually that is paid to certain individuals.  The Corporation has established and operated the MIP without regard to deductibility under Section 162(m) of the Code of compensation payable pursuant to it in order to provide the Committee flexibility in adjusting awards when it deems adjustment is warranted.  In addition, the Corporation may choose to pay compensation that will not be deductible under Section 162(m) of the Code in order to ensure competitive levels of total compensation for its executive officers. As a participant in the Capital Purchase Program, the Corporation agreed not to deduct compensation of more than $500,000 paid to any named executive officer for any year or portion of a year during the TARP Period. This limitation applies to essentially all compensation of the affected executives, including deferred compensation and performance-based incentive compensation. As a result, certain amounts that accrued in part during the TARP Period, and compensation that was earned during the TARP Period but paid after 2012, will also be subject to the $500,000 deduction limit on a pro-rata basis. While the Committee/Corporation is mindful of the Section 162(m) deduction limitation, during 2012 it concluded that any continuing impact of the $500,000 deduction limitation would not be a significant factor in its decision-making with respect to the compensation of the Corporation’s executive officers, consistent with its compensation philosophy.

COMPENSATION COMMITTEE REPORT

Because the TARP Period ended April 11, 2012, less than six months after the Compensation Committee and the senior risk officer completed the compensation risk and manipulation reviews in November 2011, the TARP Standards did not require the Compensation Committee to conduct a compensation risk and manipulation review in 2012 or to set forth the related narrative disclosure and certifications in this Compensation Committee Report. See also “Compensation Policies and Practices as They Relate to Risk Management” for additional information regarding the compensation risk and manipulation assessments conducted in May 2012.

The Compensation Committee of the Corporation has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement.

Compensation Committee

J. P. Causey Jr., Chairman
Barry R. Chernack
James H. Hudson III

Summary Compensation Table for 2012

The table below summarizes the total compensation paid or earned by each of the Corporation’s named executive officers for the fiscal years ended December 31, 2012, 2011 and 2010.

Name and Principal Position	Year	Salary1 ($)	Bonus ($)	Stock Awards2 ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa-tion3 ($)	Change in Pension Value and Nonqualified Deferred Compensa-tion Earnings4 ($)	All Other Compensation5 ($)	Total ($)
Larry G. Dillon	2012	$328,355	-	$99,575	-	$150,000	$78,517	$117,782	$774,229
Chairman/President/Chief	2011	$268,000	-	$76,560	-	$135,000	$91,786	$88,405	$659,751
Executive Officer	2010	$253,000	-	$60,630	-	$75,000	$83,287	$74,730	$546,647
Thomas F. Cherry Executive Vice President/	2012	$288,066	-	$99,575	-	$140,000	$30,680	$81,266	$639,587
Chief Financial Officer/	2011	$220,000	-	$76,560	-	$135,000	$32,606	$63,080	$527,246
Secretary	2010	$205,000	-	$60,630	-	$75,000	$25,386	$51,053	$417,069
Bryan E. McKernon	2012	$195,000	-	$21,338	-	$665,684	-	$38,668	$920,690
President/Chief Executive	2011	$195,000	-	$17,400	-	$418,138	-	$38,965	$669,503
Officer of C&F Mortgage	2010	$195,000	-	$15,158	-	$218,437	-	$26,878	$455,473

1
The amounts in this column for 2012 for the CEO and the CFO include the base salary earned in 2012 by the CEO and the CFO of $275,000 and $230,000, respectively, as well as a one-time vacation payout of $53,355 for the CEO and $58,066 for the CFO. In December 2011, the Bank amended its vacation policy for all its employees, which is discussed in further detail on page 22 under the heading “Change in Vacation Policy.”

2
The amounts in this column reflect the grant date fair value for restricted stock granted during fiscal years ended December 31, 2012, 2011 and 2010, respectively, pursuant to the 2004 Incentive Stock Plan, calculated in accordance with ASC Topic 718, based on the closing price of the Corporation’s stock on the date of grant.  These amounts do not include the restricted stock granted in January 2013 for 2012 performance.

3
The amounts in this column reflect the annual cash awards earned by the CEO and CFO under the MIP, which is discussed in further detail on pages 18 and 19 under the heading “Performance-Based Incentive Compensation.”  For the CEO, the amount reported is the reduced amount he recommended that he receive, rather than the $216,563, $241,200 and $185,576 he could have earned in 2012, 2011 and 2010, respectively, based on the Corporation’s performance with respect to the MIP performance goals.  For the CFO, the amount reported is the reduced amount he recommended that he receive, rather than the $140,875, $154,000 and $116,953 he could have earned in 2012, 2011 and 2010.  The amount earned by the President and CEO of the Mortgage Corporation was earned in accordance with his employment agreement and related directly to the profitability of the Mortgage Corporation.

4
The amounts in this column reflect the actuarial increase in the present value of the named executive officers’ accumulated benefits under the Retirement Plan established by the Corporation determined using credits based on age and years of service and interest credits consistent with those used in the Corporation’s audited financial statements.  The President and CEO of the Mortgage Corporation is not a participant in the Retirement Plan.  The Corporation does not provide above-market or preferential earnings on nonqualified compensation.

5	The amounts in this column for 2012 are detailed in the All Other Compensation Table for 2012 immediately below.

All Other Compensation Table for 2012

Name	Perquisites and Other Personal Benefits1	Tax Gross-Ups and Reimburse-ments	Dividends Paid on Stock Awards	Discounted Securities Purchases	Payments/ Accruals on Termination Plans	Corporation Contributions to Defined Contribution Plans2	Corporation-paid Insurance Premiums3	Other
Larry G. Dillon	$12,920	-	$16,762	-	-	$88,100	-	-
Thomas F. Cherry	$16,309	-	$15,757	-	-	$49,200	-	-
Bryan E. McKernon	$27,975	-	$6,355	-	-	$2,250	$2,088	-

1
The perquisites in 2012 for the CEO included the use of a Corporation-owned vehicle ($4,567), matching contributions ($2,500), a mandatory executive physical ($4,953) and club dues ($900).  The perquisites in 2012 for the CFO included the use of a Corporation-owned vehicle ($7,027), matching contributions ($800), a mandatory executive physical ($3,074) and club dues ($5,408).  The perquisites in 2012 for the President and CEO of the Mortgage Corporation included the use of a Corporation-owned vehicle ($6,138), and payments for medical, dental, disability, and long term care insurance in excess of amounts paid for all salaried employees ($21,837).  The incremental cost to the Corporation of the personal use of these Corporation-owned automobiles was determined by calculating the annual cost of each automobile to the Corporation (depreciation, insurance, fuel, maintenance, registration fees and inspection fees) and multiplying that amount by the percentage of the executive’s personal use during the year.

2
The amounts in this column include: (i) the Corporation’s accrued contributions for 2012 of $75,600 and $36,700 to the Nonqualified Plan for the CEO and CFO, respectively, and (ii) the Corporation’s accrued contributions for 2012 of $12,500 and $12,500 to the Bank’s Savings Plan for the CEO and CFO, respectively.  The accrued contribution to the 401(k) Plan for the President and CEO of the Mortgage Corporation for 2012 was $2,250.

3
The amount in this column represents life insurance premiums paid on behalf of the President and CEO of the Mortgage Corporation in excess of amounts paid on behalf of all salaried employees.  No such payments were made on behalf of the CEO or the CFO.

The following table summarizes certain information with respect to restricted stock granted to the President and CEO of the Mortgage Corporation and the cash and restricted stock awards granted to the CEO and CFO during or for the year ended December 31, 2012 under the Corporation’s MIP, and reflects the amounts that could have been paid under each such award under the MIP.

Grants of Plan-Based Awards for 2012

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards1			Estimated Possible Payouts Under Equity Incentive Plan Awards2			All Other Stock Awards: Number of Shares of Stock or Units3	Grant Date Fair Value of Stock and Option Awards4	Fair Value of Actual Awards Received5
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	(#)	($)	($)
Larry G. Dillon
Cash		$61,875	$123,750	$247,500
Equity	1/17/2012				$61,875	$123,750	$247,500	-	$123,750	$157,443
Thomas F. Cherry
Cash		$40,250	$80,500	$161,000
Equity	1/17/2012				$40,250	$80,500	$161,000	-	$80,500	$157,443
Bryan E. McKernon6
Cash		-	-	-
Equity	1/15/2013				-	-	-	800	$32,296	$32,296

1
The amounts shown in the threshold column reflect the minimum cash incentive payment level under the MIP, which is 50% of the amount shown in the target column, and the amounts shown in the maximum column are 200% of the target amount.  Target percentages for the CEO and CFO are 45% and 35% of 2012 base salary, respectively.  If threshold goals are not met, no incentive award will be paid, unless the Compensation Committee determines to award annual incentive compensation in the exercise of its discretion under the MIP.

2
Target percentages for equity incentive compensation under the MIP for the CEO and CFO are 45% and 35% of 2012 base salary, respectively.  If the target goal is met, the executive will receive an award equal to the target percentage of his base salary, unless the Compensation Committee exercises its discretion to reduce or increase the award.  Once the Compensation Committee determines the award earned, the Compensation Committee grants to the executive a number of restricted shares, rounded to avoid fractional shares, equaling the dollar value of the award based on the closing price of the Corporation’s stock on the date the Committee makes this determination.  The maximum awards possible are 200% of the target awards.  Performance at the 70% level of the target goal would result in an award equal to 50% of the target award, while for performance below that level, the Committee could use its discretion to grant an award.

3
The stock awards in this column represent the number of shares of restricted stock the Compensation Committee, in its discretion, issued to the President and CEO of the Mortgage Corporation for 2012.  The restricted stock is subject to a five-year vesting period.

4
The amounts in this column with respect to the CEO and CFO represent the grant date fair value of the equity incentive plan awards granted on January 17, 2012, determined in accordance with FASB ASC Topic 718, based on the probable outcome of the performance conditions under the awards.  The amount in this column with respect to the President and CEO of the Mortgage Corporation represents the grant date fair value of the restricted stock granted on January 15, 2013 for performance during 2012, determined in accordance with FASB ASC Topic 718.  The closing price of the Corporation’s stock was $40.37 on January 15, 2013.

5
The amounts in this column represent the fair market value of the actual equity awards granted on January 15, 2013 for 2012 performance based on the closing stock price on the date of grant.  The closing price of the Corporation’s stock was $40.37 on January 15, 2013. The restricted stock is subject to a five-year vesting period. See note 4 immediately above for further discussion.

6
The annual non-equity incentive compensation for the President and CEO of the Mortgage Corporation is governed by the terms of his employment agreement as described on page 23 of the “Compensation Discussion and Analysis” and depends on the profitability of the Mortgage Corporation but has no minimum, target or maximum payouts.

The following table includes certain information with respect to all previously-awarded unexercised options and unvested restricted stock awards held by the named executive officers at December 31, 2012.

Outstanding Equity Awards at Fiscal 2012 Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexer-cisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested1 (#)	Market Value of Shares or Units of Stock That Have Not Vested2 ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	7,500	-	-	$37.99	12/20/2015	10,800	$420,552	-	-
Larry G. Dillon	7,500	-	-	$39.29	12/21/2014	-	-	-	-
	6,000	-	-	$42.00	12/16/2013	-	-	-	-
Thomas F.	6,000	-	-	$37.99	12/20/2015	10,550	$410,817	-	-
Cherry	6,000	-	-	$39.29	12/21/2014	-	-	-	-
	3,500	-	-	$42.00	12/16/2013	-	-	-	-
Bryan E.	6,000	-	-	$37.99	12/20/2015	3,000	$116,820	-	-
McKernon	6,000	-	-	$39.29	12/21/2014	-	-	-	-
	3,500	-	-	$42.00	12/16/2013	-	-	-	-

1
The amounts in this column reflect the number of shares of restricted stock granted in 2009, 2010, 2011 and 2012 to each named executive officer pursuant to the 2004 Incentive Stock Plan.  Shares vest in their entirety on the fifth anniversary of the grant date subject to certain restrictions under the TARP Standards, which generally remain applicable under the provisions of the award agreements even though the TARP Period ended April 11, 2012.  The number of shares presented does not include the equity incentive plan award shares granted in January 2013 for 2012 performance.

2
The amounts in this column represent the fair market value of the restricted stock as of December 31, 2012, based on the closing price on December 31, 2012.  The closing price of the Corporation’s stock was $38.94 on that date.

The following table provides information regarding the value realized by our named executive officers who exercised an option award or held restricted stock that vested during 2012.

Option Exercises and Stock Vested for 2012

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise1 ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting2 ($)
Larry G. Dillon	4,500	$70,293	2,000	$70,880
Thomas F. Cherry	3,500	$60,385	1,500	$53,160
Bryan E. McKernon	3,500	$39,425	1,500	$53,160

1
The value realized on exercise is the difference between the exercise price of the option and the fair market value of the Corporation’s stock on the date of exercise, multiplied by the number of shares subject to the exercise.

2	The value realized on vesting is the fair market value of the Corporation’s stock on the date of vesting multiplied by the number of shares that vested.

The following table shows the actuarial present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each named executive officer under the Retirement Plan, which is described in more detail in the “Compensation Discussion and Analysis” on pages 20 and 21.

Pension Benefits for 2012

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit1 ($)	Payments During Last Fiscal Year ($)
Larry G. Dillon2	Retirement Plan	35	$1,194,105	-
Thomas F. Cherry	Retirement Plan	16	$264,204	-
Bryan E. McKernon3	-	-	-	-

1
Assumptions used in the calculation of these amounts are included in Note 11 to the Corporation’s audited financial statements for the fiscal year ended December 31, 2012 included in the Corporation’s Annual Report on Form 10-K filed with the SEC on March 5, 2013. This account balance for each participant will grow each year with annual pay credits based on age and years of service and monthly interest credits based for 2012 on the December 2011 average yield for 30-year Treasuries plus 150 basis points, not to exceed the IRS third segment rate.

2	As noted earlier, Mr. Dillon is eligible for early retirement under the Retirement Plan.

3	Mr. McKernon is not a participant in the Retirement Plan.

The following table summarizes our named executive officers’ compensation under our Nonqualified Plan described in more detail in the “Compensation Discussion and Analysis” on pages 21 and 22.

Nonqualified Deferred Compensation for 2012

Name	Executive Contributions in Last FY1 ($)	Registrant Contributions in Last FY2 ($)	Aggregate Earnings in Last FY3 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE4,5 ($)
Larry G. Dillon	-	$65,680	$57,241	-	$647,713
Thomas F. Cherry	-	$28,500	$36,921	-	$291,633
Bryan E. McKernon	-	-	$313,616	-	$2,322,338

1
Pursuant to the Nonqualified Plan, certain executives, including named executive officers, may defer awards earned under the MIP or base salary.  Deferral elections are made by eligible executives in December of each year for amounts to be earned in the following year.  An executive may defer all or a portion of his or her annual non-equity incentive compensation and base salary.  No employee deferrals were made in 2012.

2
Registrant contributions in 2012 represent amounts earned in 2011 but contributed in 2012 and, therefore, are not included in the Summary Compensation Table and the All Other Compensation Table for 2012 on pages 27 and 28, respectively.

3	The investment options available to an executive under the deferral program are identical to the investment options under the Bank’s Savings Plan.

4	The aggregate balance includes $279,269 for Mr. Cherry, which amount is not currently vested. These amounts only vest upon death, disability, retirement or a change in control.

5
Of the amounts disclosed in this column, $243,753, $127,281 and $94,914 were previously reported as compensation to Messrs. Dillon, Cherry and McKernon, respectively, in Summary Compensation Tables in prior year proxy statements beginning with the 2007 proxy.

PROPOSAL TWO
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As part of implementing the “say-on-pay” requirements of Section 14A of the Exchange Act, the SEC requires an advisory, non-binding shareholder vote to approve the compensation of the named executive officers in this Proxy Statement. Such a proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not to endorse the Corporation’s executive pay program.  Accordingly, our shareholders are hereby given the opportunity to cast an advisory vote on the Corporation’s executive compensation as described above in this Proxy Statement under the heading “Compensation Discussion and Analysis” and the tabular disclosure of named executive officer compensation and the related material.

The Corporation has in place comprehensive executive compensation plans.  This Proxy Statement fully and fairly discloses all material information regarding the compensation of the Corporation’s named executive officers, so that shareholders can evaluate the Corporation’s approach to compensating its executives.  The Corporation believes that its executive compensation is competitive, is focused on pay for performance principles, is strongly aligned with the long-term interests of our shareholders and is necessary to attract and retain experienced, highly qualified executives critical to the Corporation’s long-term success and the enhancement of shareholder value.  The Board of Directors believes the Corporation’s executive compensation achieves these objectives, and, therefore, unanimously recommends that shareholders vote “for” the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS PROPOSAL TO PROVIDE ADVISORY, NON-BINDING APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS.

PROPOSAL THREE
FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act also requires that the Corporation’s shareholders have the opportunity to recommend how frequently shareholder advisory votes should be held to approve the compensation of the named executive officers as disclosed in this Proxy Statement. This proposal is commonly referred to as “say-when-on-pay,” and the vote on the say-when-on-pay proposal is an advisory, non-binding vote. Shareholders have the following choices regarding how often the Corporation holds the say-on-pay vote: every year, every two years, or every three years.

The Board of Directors recommends an advisory, non-binding say-on-pay vote every year because such frequency provides the highest level of accountability and communication by having the shareholder vote correspond with the most recent compensation information presented in the proxy statement for the Corporation’s annual meetings.

As stated above, this is an advisory vote only. Shareholders are not voting to approve or disapprove the recommendation of the Board. The alternative receiving the greatest number of votes – every year, every two years, or every three years – will be the frequency that shareholders recommend. The Board will take into account the outcome of the vote when considering how frequently to provide an advisory vote on executive compensation in the future. However, the Board may decide that it is in the best interests of the Corporation and its shareholders to select a frequency of advisory vote on executive compensation that differs from the option that receives the highest number of votes from shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR A FREQUENCY OF “EVERY YEAR” FOR FUTURE ADVISORY NON-BINDING VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL FOUR
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANT

The Audit Committee has appointed YHB as the Corporation’s independent registered public accountant for the fiscal year ending December 31, 2013. YHB also served as independent registered public accountant for the fiscal year ended December 31, 2012.  In the event that the appointment of YHB is not ratified by shareholders at the Annual Meeting, the Audit Committee will consider making a change in the independent registered public accountant for 2014.

Representatives of YHB are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to your questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C., AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of the Corporation is currently comprised of three directors, all of whom satisfy all of the following criteria:  (i) meet the independence requirements set forth in the NASDAQ listing standards’ definition of “independent director,” (ii) have not accepted directly or indirectly any consulting, advisory, or other compensatory fee from the Corporation or any of its subsidiaries, (iii) are not affiliated persons of the Corporation or any of its subsidiaries, (iv) have not participated in the preparation of the financial statements of the Corporation or any of its current subsidiaries at any time during the past three years, and (v) are competent to read and understand financial statements.  In addition, at least one member of the Audit Committee has past employment experience in finance or accounting or comparable experience which results in the individual’s financial sophistication.  The Board has determined that the Chairman of the Audit Committee, Mr. Barry R. Chernack, qualifies as an “audit committee financial expert” within the meaning of applicable regulations of the SEC promulgated pursuant to the Sarbanes-Oxley Act.  Mr. Chernack is independent of management based on the independence requirements set forth in the NASDAQ listing standards’ definition of “independent director.”  The Audit Committee has furnished the following report:

The Audit Committee is appointed by the Corporation’s Board of Directors to assist the Board in overseeing (1) the quality and integrity of the financial statements of the Corporation, (2) the independent registered public accountant’s qualifications and independence, (3) the performance of the Corporation’s internal audit function and independent registered public accountant, (4) the Corporation’s compliance with legal and regulatory requirements, (5) the review, approval and ratification of all covered related party transactions and (6) the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies.  The authority and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board and include sole responsibility for the appointment, compensation and evaluation of the Corporation’s independent registered public accountant and the internal auditors for the Corporation, as well as establishing the terms of such engagements.  The Audit Committee has the authority to retain the services of independent legal, accounting or other advisors as the Audit Committee deems necessary, with appropriate funding available from the Corporation, as determined by the Audit Committee, for such services.  The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board for approval.  The Audit Committee Charter is posted on the Corporation’s website.

The Audit Committee is responsible for overseeing the Corporation’s overall financial reporting process.  In fulfilling its oversight responsibilities for the financial statements for fiscal year 2012, the Audit Committee:

•	Monitored the preparation of quarterly and annual financial reports by the Corporation’s management;

•
Reviewed and discussed the annual audit process and the audited financial statements for the fiscal year ended December 31, 2012 with management and YHB, the Corporation’s independent registered public accountant;

•	Discussed with management, YHB and the Corporation’s Director of Internal Audit the adequacy of the system of internal controls;

•
Discussed with YHB the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards Vol. I. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit; and

•
Received written disclosures and a letter from YHB as required by the applicable requirements of the Public Company Accounting Oversight Board regarding YHB’s communications with the Audit Committee concerning independence.  The Audit Committee discussed with YHB its independence.

The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.  In addition, the Audit Committee’s meetings included, when appropriate, executive sessions with the Corporation’s independent registered public accountant and the Corporation’s Director of Internal Audit, in each case without the presence of the Corporation’s management.

In performing all of these functions, the Audit Committee acts only in an oversight capacity.  Also, in its oversight role, the Audit Committee relies on the work and assurances of the Corporation’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accountant, who, in their report, express an opinion on the conformity of the Corporation’s annual financial statements to accounting principles generally accepted in the United States of America.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and YHB, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

Audit Committee

Barry R. Chernack, Chairman
J. P. Causey Jr.
C. Elis Olsson

Principal Accountant Fees

The following table presents the fees for professional audit services rendered by YHB for the audit of the Corporation’s annual financial statements for the years ended December 31, 2012 and 2011, and fees billed for other services rendered by YHB during those periods.  All such audit and non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by YHB was compatible with the maintenance of that firm’s independence in the conduct of their auditing functions.

	Year Ended December 31,
	2012	2011
Audit fees (1)	$184,395	$179,531
Audit-related fees (2)	32,119	30,781
Tax fees (3)	24,020	25,698
All other fees	--	--
	$240,534	$236,010

(1)
Audit fees consist of audit and review services, attestation report on internal controls under SEC rules,consents and review of documents filed with the SEC.  For 2012, includes amounts billed through December 31, 2012, and additional amounts estimated to be billed for the 2012 audit.

(2)	Audit-related fees consist of employee benefit plan audits, HUD audits and consultation concerning financial accounting and reporting standards.

(3)	Tax fees consist of preparation of federal and state tax returns, review of quarterly estimated tax payments and consultation regarding tax compliance issues.

Audit Committee Pre-Approval Policy

Pursuant to the terms of the Corporation’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Corporation’s independent registered public accountant.  The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent registered public accountant in order to assure that the provision of such services does not impair the registered public accountant’s independence.  The Audit Committee has delegated interim pre-approval authority to Mr. Barry R. Chernack, Chairman of the Audit Committee.  Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting.  The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accountant to management.

The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.  With respect to each proposed pre-approved service, the independent registered public accountant must provide detailed back-up documentation to the Audit Committee regarding the specific service to be provided pursuant to a given pre-approval of the Audit Committee.  Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee (or the Audit Committee Chairman) by both the independent registered public accountant and the Corporation’s CFO, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.  The Audit Committee conducts an annual review of its pre-approval policy to evaluate the policy’s appropriateness and compliance with applicable law and exchange listing standards.

PROPOSAL FIVE – APPROVAL OF THE C&F FINANCIAL CORPORATION
2013 STOCK AND INCENTIVE COMPENSATION PLAN

The Board of Directors is asking shareholders to approve the C&F Financial Corporation 2013 Stock and Incentive Compensation Plan (the “2013 Plan”), which was approved by the Board of Directors on February 27, 2013, including the material terms of the performance goals for performance-based compensation under the 2013 Plan for purposes of compensation deductibility under Section 162(m) of the Code (“Section 162(m)”).

The purposes of the 2013 Plan are to (i) promote the long-term growth and profitability of the Corporation and its subsidiaries, (ii) to provide key employees and non-employee directors with an incentive to achieve corporate objectives, (iii) to attract and retain individuals of outstanding competence, and (iv) to provide key employees and non-employee directors with incentives that are closely linked to the interests of all shareholders of the Corporation, in each case without exposing the Corporation or its subsidiaries to imprudent risks.

Subject to approval by the shareholders at the Annual Meeting, the 2013 Plan will become effective as of April 16, 2013 (the “Effective Date”), and will replace the 2004 Incentive Stock Plan, which expires on April 30, 2014. No awards may be granted under the 2013 Plan prior to shareholder approval at the Annual Meeting. If shareholders do not approve the 2013 Plan at the Annual Meeting, any future equity awards would be granted under the 2004 Incentive Stock Plan until its expiration date.

As of the date of this Proxy Statement, 180,700 shares of common stock remain available for grants under the 2004 Incentive Stock Plan. If the 2013 Plan is approved by shareholders, no new awards will be granted under the 2004 Incentive Stock Plan after the Annual Meeting. Awards previously granted under the 2004 Incentive Stock Plan will remain outstanding in accordance with their terms, but none of the remaining shares of common stock authorized under the 2004 Incentive Stock Plan will be transferred to or used under the 2013 Plan. Awards under the 2004 Incentive Stock Plan that are forfeited or expire without being exercised will not be available for awards under the 2013 Plan.

Reasons for the Plan

The Board of Directors believes that the Corporation must be able to offer a competitive equity incentive program to continue to successfully attract and retain the best possible candidates for positions of substantial responsibility within the Corporation. As a replacement for the 2004 Incentive Stock Plan that will expire on April 30, 2014, the Board of Directors believes that the 2013 Plan will be an important factor in continuing to attract, retain and reward the high caliber employees and directors essential to the Corporation’s success and in providing incentives to these individuals to promote the success of the Corporation. Through the 2013 Plan, the Corporation will have several alternatives for providing cost-effective and competitive equity compensation awards by being able to offer its employees and directors options, tandem stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash awards. By having the flexibility to grant these different types of awards, the Corporation will be able to customize its equity compensation packages on an individual basis.

Section 162(m) of the Code

By approving the 2013 Plan at the Annual Meeting, shareholders will be simultaneously approving the material terms of the performance goals under the 2013 Plan. If such approval is obtained at the Annual Meeting, the Corporation currently anticipates that, to the extent practicable and in the Corporation’s best interest, performance-based compensation awards designed to satisfy the requirements of Section 162(m) to permit the deduction for tax purposes of the full amount of such awards may be granted under the 2013 Plan. The Corporation recognizes, however, that there may be business considerations that dictate that the Compensation Committee (for purposes of this proposal, the “Committee”) grant annual cash bonus awards and other equity incentive awards that may not be fully deductible under Section 162(m).

Under Section 162(m), compensation in excess of $1,000,000 paid in any one year to a public corporation’s covered employees who are employed by the corporation at year-end will not be deductible for federal income tax purposes unless the compensation is considered “qualified performance-based compensation” under Section 162(m) (or another exemption is met). Covered employees include the CEO and the Corporation’s three other most highly compensated executive officers as of the last day of the taxable year other than our CEO or CFO (“Covered Employees”).

Under the 2013 Plan, options and stock appreciation rights granted with an exercise price at least equal to 100% of the fair market value of the underlying stock on the date of grant, and certain other awards which are conditioned upon achievement of performance goals can be designed to qualify as “qualified performance-based compensation.”

In order to qualify as qualified performance-based compensation, among other requirements, Section 162(m) requires that shareholders approve the material terms of the performance goals under which such compensation may be paid under a plan every five years. If the shareholders approve the 2013 Plan, including the performance goals under the 2013 Plan pursuant to Section 162(m) at the Annual Meeting, then performance-based awards granted to Covered Employees following such shareholder approval, in the Committee’s discretion, can be designed to be Section 162(m) compliant awards. If the 2013 Plan, including the material terms of the performance goals of the 2013 Plan, is not approved at the Annual Meeting, then any awards granted in the future to our Covered Employees (other than options and stock appreciation rights) will not qualify as “qualified performance-based compensation” and will count against the $1,000,000 deductible compensation limit otherwise imposed by Section 162(m).

A number of requirements must be met under Section 162(m) in order for particular compensation to qualify for the exception, and the rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. As a result, there can be no guarantee that awards under the 2013 Plan potentially subject to the Section 162(m) limitations will be treated by the IRS as “qualified performance-based compensation” under Section 162(m) and/or deductible by the Corporation. In addition, other awards under the 2013 Plan, such as non-performance-based restricted stock and restricted stock units, generally will not qualify for the exception under Section 162(m), so that compensation paid to certain Covered Employees in connection with such awards may, to the extent it and other compensation subject to Section 162(m)’s deductibility cap exceed $1,000,000 in a given taxable year, will not be deductible by the Company as a result of Section 162(m).

Description of the 2013 Plan

The material terms of the 2013 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2013 Plan, which is attached to this Proxy Statement as Appendix A.

The 2013 Plan includes a number of important provisions, summarized below, that are designed to protect our shareholders’ interests and that reflect the Corporation’s commitment to best practices and effective management of equity compensation:

•	No Repricing. Repricing of stock options and stock appreciation rights is prohibited.
•
No Discount Stock Options or Stock Appreciation Rights.  All stock options and stock appreciation rights must have an exercise price that is equal to or greater than the fair market value of our common stock on the date of grant.

•
Limitation on Shares Authorized.  The plan has a ten-year term with a fixed number of shares (500,000) of Corporation common stock authorized for issuance. It is not an “evergreen” plan, and no amendment that would increase the aggregate number of shares authorized under the plan can be made without shareholder approval.

•	Section 162(m) Eligibility. The Committee has the flexibility to approve equity and cash awards eligible for treatment as performance-based compensation under Section 162(m).
•
Clawback.  Awards (whether vested or unvested) will be subject to any clawback required pursuant to law, rule, regulation or stock exchange listing requirement or any policy of the Corporation adopted pursuant to any such law, rule, regulation or listing requirement.

Annual Award Limits

The 2013 Plan imposes annual per-participant award limits. The annual per-participant limits are as follows:

Award Type	Annual Per Participant Limit
Stock Options	25,000 shares
Tandem Stock Appreciation Rights	25,000 shares
Restricted Stock and Restricted Stock Units	15,000 shares
Other Stock-Based Awards	15,000 shares
Cash Awards	$2,000,000

In addition, no participant may be granted awards payable in shares of common stock in any calendar year that have a value that exceeds $500,000 in the aggregate, calculated as of the date of grant in a manner consistent with the Corporation’s grant date fair value calculation used to determine compensation expense in accordance with applicable accounting principles.

Administration

The 2013 Plan will be administered by the Compensation Committee of the Board of Directors, unless a different committee is appointed by the Board of Directors. Pursuant to its charter, the Compensation Committee may consist only of directors who are independent for compensation committee purposes under applicable NASDAQ listing standards. If necessary, the Committee will act through a subcommittee of at least two Committee members who qualify as “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act or “outside directors” within the meaning of Section 162(m), as applicable. The Committee will have full power and authority to (i) determine the terms and conditions upon which awards may be made and exercised, (ii) determine all terms and provisions of each award agreement, which need not be identical, (iii) construe and interpret the award agreements and the 2013 Plan, (iv) establish, amend, or waive rules or regulations for the 2013 Plan’s administration, (v) accelerate the exercisability of any award or the termination of any period of restriction or other restrictions with respect to restricted stock or any other award, and (vi) make all other determinations and take all other actions necessary or advisable for the administration of the 2013 Plan.

The vesting, exercisability, payment and other restrictions applicable to an award will be determined by the Committee and set forth in a written award document approved by the Committee and delivered or made available to the participant as soon as practicable following the date of grant under the 2013 Plan.

Eligibility

Persons eligible to participate in the 2013 Plan and receive awards are all employees and officers and all non-employee directors who, in the opinion of the Committee, are “key employees” (in the case of employees and officers) and who merit becoming participants under the plan.  A “key employee” is defined under the 2013 Plan as an officer or employee of the Corporation or its subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Corporation and its subsidiaries. A “non-employee director” is defined under the 2013 Plan as a member of the Board of the Corporation or any subsidiary, including any member of a “regional” or “advisory” board of the Corporation or any subsidiary, who is not an employee of the Corporation or a subsidiary.  As of the date of this Proxy Statement, there are 527 employees and 18 non-employee directors who are eligible to be granted awards under the 2013 Plan.

Shares Reserved for Issuance

Subject to proportionate and equitable adjustment in the event of certain changes in the Corporation’s capital structure, the maximum number of shares of common stock that may be issued under the 2013 Plan is 500,000. Shares of common stock related to an award that is settled in cash in lieu of common stock will not count against this maximum. Similarly, shares of common stock related to an award that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of such shares (and for which no material benefits of ownership have been received, including dividends), or shares of common stock related to a restricted stock award that are forfeited (for which no material benefits of ownership have been received, including dividends), will not count against this maximum. However, any shares of common stock surrendered by a participant as payment of the exercise price, and any shares of common stock retained by the Corporation in satisfaction of payment of the exercise price or withholding taxes will count against this maximum.

Awards

Stock Options

The Committee will be authorized to grant options to purchase common stock, which may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options. The Committee will determine the terms and conditions of all option grants, subject to the specific limitations set forth in the 2013 Plan. In general, no options may be granted with an exercise price of less than the fair market value of a share of common stock on the date of grant (for incentive stock options, 110% of that value if the grantee beneficially owns more than 10% of such stock), no incentive stock option may be exercisable after the expiration of ten years from its date of grant (five years for any incentive stock option granted to a key employee who, at the time of grant, beneficially owns more than 10% of the Corporation’s outstanding common stock), and any options will be subject to certain restrictions on transferability. Payment of the option exercise price may be in cash, previously owned shares, by delivery of a promissory note (in the Committee’s discretion and subject to restrictions and prohibitions of applicable law), by the Corporation withholding shares otherwise issuable upon the exercise having an aggregate fair market value on the date the option is exercised equal to the aggregate exercise price to be paid, by broker-assisted cashless exercise, or by a combination of the foregoing. The aggregate fair market value of shares with respect to which any participant may first exercise incentive stock options during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422 of the Code.  Incentive stock options may not be granted on or following the tenth anniversary of the Effective Date of the 2013 Plan, and non-employee directors may not be granted incentive stock options.

Tandem Stock Appreciation Rights

The Committee will be authorized to grant stock appreciation rights in tandem with the grant of stock options (“Tandem SARs”) under the 2013 Plan. The exercise of Tandem SARs will entitle the holder to an amount (the “appreciation”) equal to the excess of (i) the fair market value of a specified number of shares of common stock at the time of exercise over (ii) the exercise price of the related option. Tandem SARs may be exercised with respect to all or a part of the shares subject to the related option. The appreciation will be payable in common stock, in cash if the participant has so elected in his or her written notice of exercise and the Committee has consented thereto, or a combination of the two. The exercise of Tandem SARs will cause a reduction in the number of shares subject to the related option equal to the number of shares with respect to which the Tandem SAR is exercised. Conversely, the exercise, in whole or in part, of a related option, will cause a reduction in the number of shares subject to the related option equal to the number of shares with respect to which the related option is exercised.

A Tandem SAR will expire no later than the expiration of the related option, is subject to certain limitations on transferability and is exercisable for no more than 100% of the difference between the option price of the related option and the fair market value of shares subject to the related option at the time the Tandem SAR is exercised.  Tandem SARs may not be exercised after the expiration of ten years from the date of grant, and the term of any Tandem SAR cannot exceed ten years. Tandem SARs may only be exercised when the fair market value of a share exceeds the option price of the related option.

Restricted Stock

The Committee will be authorized to grant restricted stock awards under the 2013 Plan.  Restricted stock awards are shares of common stock subject to restrictions on transfer and conditions of vesting, as determined by the Committee.

Any stock certificates representing restricted stock granted to participants will be registered in the participant’s name. Until vested, the Corporation may provide that the certificates bear a legend restricting their transferability. Unless otherwise determined by the Committee, a participant with restricted stock will have the same rights as any other shareholder, including the right to receive dividends and voting rights. Any subsequent stock received by a participant as a result of a stock distribution or stock dividend on the restricted stock, however, will be subject to the same terms, conditions and restrictions as the restricted stock.

Restricted Stock Units

The Committee will be authorized to grant restricted stock units (“RSUs”) under the 2013 Plan.  An RSU entitles the participant to receive, upon vesting, an amount or number of shares of the Corporation’s common stock having a fair market value equal to the product of multiplying the number of RSUs with respect to which the restrictions lapse by the fair market value per share on the date the restrictions lapse (the “RSU Value”). Payment of the RSU Value to the participant may be made in cash or shares as provided in the award agreement. RSUs will subject to restrictions on transfer and conditions of vesting, as determined by the Committee. No participant will have any rights of a shareholder with respect to an RSU unless and until the underlying shares of common stock are issued; provided, however that dividends payable with respect to shares subject to RSUs may be paid currently or may accumulate (without interest) and be paid in cash or shares of common stock only to the extent the related RSUs become earned and payable.

Other Stock-Based Awards

The Committee will be authorized to grant other forms of equity-based awards under the 2013 Plan which the Committee determines to be consistent with the purposes of the plan and interests of the Corporation, subject to such terms as may be determined by the Committee, including, without limitation, performance criteria, completion of a specified period of service with the Corporation, a combination of the foregoing or such other factors as determined by the Committee. Such awards are payable in shares, to the extent earned, and no participant will have any rights of ownership until the shares are paid to the participant.

Cash Awards

The Committee will be authorized to grant cash awards to any participant under the 2013 Plan; provided, however, that no participant may be granted a cash award in any calendar year with a payout that could exceed $2,000,000. The Committee will determine the terms and conditions of such cash awards, including, without limitation, performance criteria, completion of a specified period of service with the Corporation, a combination of the foregoing or such other factors as determined by the Committee. The Committee, in its sole discretion, may grant cash awards in payment of earned performance awards and other incentive compensation payable under the 2013 Plan or other plans or compensatory arrangements of the Corporation or any of its subsidiaries.

Performance Goals

The Committee may grant performance awards, which may be awards of a specified cash amount or may be share-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee. If so determined by the Committee, in order to avoid the limitations on tax deductibility under Section 162(m), the business criteria used by the Committee in establishing performance goals applicable to performance awards to the Covered Employees will be selected from among the following:

earnings and earnings per share (before or after	interest-sensitivity gap levels;
interest, taxes, depreciation or amortization and whether or not excluding specific items, including but not limited to stock or other compensation	expense targets, efficiency ratio or other expense measures; assets under management;
expense);	levels of assets, loans (in total or with respect to
net income and net income per share (before or
after interest, taxes, depreciation or amortization
and whether or not excluding specific items,
including but not limited to stock or other
compensation expense);

specific categories of loans) and/or deposits (in
total or with respect to specific categories of
deposit accounts, and with respect to number of
account relationships or account balance amounts);
market share;

pre-tax, pre-provision earnings and pre-tax, pre-	growth in target market relationships;
provision earnings per share;	investments;
core pre-tax, pre-provision earnings and core pre-	value of assets;
tax, pre-provision earnings per share;	asset quality levels;
pre-tax, pre-provision earnings or core pre-tax, pre-	charge-offs;
provision earnings to risk-weighted assets;	loan-loss reserves;
revenues;	non-performing assets;
profits (net profit, gross profit, operating profit,	business expansion or consolidation (acquisitions
economic profit, profit margins or other corporate	and divestitures);
profit measures, in total or with respect to specific categories or business units);	strategic plan development and implementation; internal rate of return;
operating or cash earnings and operating or cash	share price;
earnings per share;	regulatory compliance;
cash (cash flow, cash generation or other cash	satisfactory internal or external audits;
measures);	satisfactory regulatory examination results;
return measures (including, but not limited to, total	book value and book value per share;
shareholder return, return on average assets, return on average shareholders’ equity, return on	tangible shareholders’ equity and tangible book value per share;
investment and return on average tangible equity or average tangible common equity);	tangible common equity and tangible common equity per share;
interest or net interest income;	tangible common equity to tangible assets;
net interest income on a tax equivalent basis;	tangible common equity to risk-weighted assets;
net interest margin;	improvement of financial ratings; and
net interest margin on a tax equivalent basis; net non-interest expense to average assets;	achievement of balance sheet or income statement objectives.

Any of these performance measures may be used to measure the performance of the Corporation as a whole or any subsidiary or business unit of the Corporation or any combination thereof, as the Committee may deem appropriate. Such performance may be measured on a diluted or non-diluted basis, in absolute terms or measured against or in relationship to a pre-established target, the Corporation’s budget or budgeted results, previous period results, and/or relative to the performance of a group of other companies or a published or special index that the Committee, in its sole discretion, deems appropriate. The Committee may provide for accelerated vesting of any award based on the achievement of performance goals.

The Committee may provide in the award agreement that any evaluation of attainment of a performance goal may include or exclude the effects of any of the following events that occur during the relevant period: (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) asset write-downs, (iii) litigation or claim judgments or settlements, (iv) the effect of changes in tax laws, accounting principles, or other laws or regulations or provisions affecting reported results under the applicable performance measures, (v) any reorganization and restructuring programs, and (vi) acquisitions or divestitures.

For any award intended to qualify as performance-based compensation under Section 162(m), the Committee will specify in writing the participants eligible to receive such award and the performance goal(s) applicable to such award within 90 days after the commencement of the relevant performance period or such earlier time as is required to comply with Section 162(m).  No such award will be payable unless the Committee certifies in writing, that the performance goal(s) applicable to the award were satisfied. The Committee may not increase the value of an award of qualified performance-based compensation above the maximum value determined under the performance formula, but the Committee may reduce the value below such maximum if provided in the award agreement.

The foregoing notwithstanding, in its discretion, the Committee may also use other performance goals for performance-based awards under the 2013 Plan that are not intended to qualify as performance-based compensation under Section 162(m).

Restrictions on Transfer

The Committee may impose such restrictions on any shares acquired pursuant to an award under the 2013 Plan as it may deem advisable, including, without limitation, restricting transferability and/or designating such shares as restricted stock or shares subject to further service performance, consulting or noncompetition period or nonsolicitation period after settlement.

Termination Events

Except with respect to restricted stock and RSUs, or unless otherwise provided in a specific award agreement, in the event that a participant terminates his or her employment or service with the Corporation and its subsidiaries for any reason, then the unvested portion of any award will be automatically forfeited to the Corporation. The Committee may provide in an award agreement for vesting of awards in connection with the termination of a participant’s employment or service on such basis as it deems appropriate, including, without limitation, any provisions for vesting at death, disability, retirement or in connection with a change in control, with or without the further consent of the Committee. Special provisions of the 2013 Plan apply to restricted stock and RSUs in connection with the retirement, death, disability, or termination of employment for other reasons of key employees and the termination of service of non-employee directors.

Amendment of Outstanding Awards

Subject to the terms, conditions and limitations of the 2013 Plan, the Committee may modify, extend or renew outstanding awards, or, if authorized by the Board of Directors, accept the surrender of outstanding awards (to the extent not yet exercised) granted under the 2013 Plan and authorize the granting of new awards pursuant to the 2013 Plan in substitution therefor, and the substituted awards may provide for a longer term than the surrendered awards, may provide for more rapid vesting and exercisability than the surrendered awards, or may contain any other provisions that are authorized by the 2013 Plan. The Committee may also modify the terms of any outstanding award agreement. The Committee may not, however, amend, modify or replace an outstanding option (or Tandem SAR) to lower the exercise price, or to extend the exercise period beyond the original term of the option or Tandem SAR.  The Committee may also not modify an award to adversely affect the rights or obligations of the participant, without the participant’s consent.

Change in Capitalization

The number and class of shares subject to each outstanding award, the option price, RSU Value and the annual limits on and the aggregate number and class of shares for which awards thereafter may be made shall be proportionately, equitably and appropriately adjusted in such manner as the Committee shall determine in order to retain the economic value or opportunity to reflect any stock dividend, stock split, recapitalization, merger, consolidation, reorganization, reclassification, combination, exchange of shares or similar event in which the number or class of shares is changed without the receipt or payment of consideration by the Corporation. Where an award being adjusted is an incentive stock option or is subject to Section 409A of the Code, no changes will be made that would negatively impact the tax status of the award.

Change in Control

The 2013 Plan provides that upon a Change in Control of the Corporation (as defined in the 2013 Plan), the Committee may, in its sole discretion (except that it may not take any action which would cause any award not to comply with Section 409A of the Code), as to any outstanding award, either at the time the award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such award so that such award may be exercised or realized in full on or before a date initially fixed by the Committee, (ii) provide for the purchase or settlement of any such award by the Corporation, upon a participant’s request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such award or realization of such participant’s rights had such award been currently exercisable or payable, (iii) make such adjustment to any such award then outstanding as the Committee deems appropriate to reflect such change in control, or (iv) cause any such award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such change in control.

Term

If the 2013 Plan is approved by shareholders, subject to the right of the Board of Directors to terminate the plan at any time, awards may be granted under the plan until April 15, 2023, after which date no further awards may be granted.

Termination or Amendment of the 2013 Plan

The Board of Directors may terminate, amend or modify the 2013 Plan at any time. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by the stock exchange on which the Corporation’s common stock is then listed, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations. No termination, amendment or modification of the 2013 Plan other than due to the Corporation’s adjustment of its capital structure will in any manner adversely affect any award theretofore granted under the 2013 Plan, without the participant’s written consent.

Summary of Federal Income Tax Consequences

The following is a general summary of the federal income tax consequences under the 2013 Plan. This summary does not address all matters that may be relevant to a particular participant based on his or her specific circumstances.

Incentive Stock Options

A participant will recognize no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, the Corporation will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by a participant upon the disqualifying disposition of the shares generally should be deductible by the Corporation for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing a participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Non-qualified Stock Options

Options not designated or qualifying as incentive stock options will be non-qualified stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a non-qualified stock option, a participant normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If a participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-qualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Corporation with respect to the grant of a non-qualified stock option or the sale of the stock acquired pursuant to such grant. A tax deduction is available to the Corporation upon exercise of the option with respect to the ordinary income the participant recognizes at exercise.

Tandem Stock Appreciation Rights

In general, no taxable income is reportable when a Tandem SAR is granted to a participant. Upon exercise, the participant will recognize as ordinary income the amount of cash and the fair market value of the common stock that he or she receives. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss. The Corporation generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

Restricted Stock

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the IRS no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss. The Corporation generally will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes.

Restricted Stock Units

A participant will not recognize any taxable income at the time RSUs are granted. When the terms and conditions to which RSUs are subject have been satisfied and the RSUs are paid, the participant will recognize as ordinary income the amount of cash and the fair market value of the common stock that he or she receives. The Corporation will generally be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes.

Other Stock-Based Awards

A participant will recognize ordinary income on receipt of shares of common stock paid with respect to a stock-based award. The Corporation generally will be entitled to a federal tax deduction equal to the amount of ordinary income the participant recognizes.

Cash Awards

A participant will not recognize any taxable income at the time a cash award is granted.  When the terms and conditions to which a cash award is subject have been satisfied and the award is paid, the participant will recognize as ordinary income the amount of cash he or she receives. The Corporation generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

Section 409A of the Code

Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2013 Plan with a deferral feature may be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

New Plan Benefits

Because any awards granted under the 2013 Plan will be made at the Committee’s sole discretion, the benefits and amounts that may be received or allocated under the 2013 Plan are not determinable at this time.

The closing price of the common stock, as reported on NASDAQ on March 1, 2013 was $39.07 per share.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the votes cast on the proposal is required to approve the 2013 Plan and the material terms of the performance-based compensation under the 2013 Plan for purposes of compensation deductibility under Section 162(m).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE C&F FINANCIAL CORPORATION 2013 STOCK AND INCENTIVE COMPENSATION PLAN AND THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE PLAN.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2012 with respect to compensation plans under which equity securities of the Corporation are authorized for issuance:

Number of securities
remaining available for
	Number of securities to	Weighted-average	future issuance under
	be issued upon exercise	exercise price of	equity compensation plans
	of outstanding options	outstanding options	(excluding securities
reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by shareholders (1)	276,432	$39.14	189,300	(2)
Equity compensation plans not approved by shareholders	--	--	--
Total	276,432	$39.14	189,300

(1)
This plan category consists of (1) the 2004 Incentive Stock Plan, (2) the Amended and Restated C&F Financial Corporation 1994 Incentive Stock Plan, which expired on April 30, 2004, and (3) the Director Plan.  The Corporation ceased granting awards to non-employee directors under the Director Plan upon amendment of the 2004 Incentive Stock Plan by shareholders in 2008.

(2)	Consists only of securities remaining available for future issuance under the 2004 Incentive Stock Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, executive officers, and beneficial owners of greater than 10% of the Corporation’s common stock to file reports concerning their ownership of and transactions in Corporation common stock.  Based on a review of the copies of those reports furnished to the Corporation, or written representations that no other reports were required, the Corporation believes that its officers and directors complied with all such filing requirements under Section 16(a) during 2012.

OTHER BUSINESS

As of the date of this Proxy Statement, management of the Corporation has no knowledge of any matters to be presented for consideration at the Annual Meeting other than Proposal One, Proposal Two, Proposal Three, Proposal Four and Proposal Five referred to above.  If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

If any shareholder intends to propose a matter for consideration at the Corporation’s 2014 Annual Meeting (other than shareholder nominations, discussed on pages 9 and 10), notice of the proposal must be received in writing by the Corporation’s Secretary by January 29, 2014.  If any shareholder intends to present a proposal to be considered for inclusion in the Corporation’s proxy materials in connection with the 2014 Annual Meeting, the proposal must meet the requirements of Rule 14a-8 under the Exchange Act and must be received by the Corporation’s Secretary, at the Corporation’s principal office in West Point, Virginia, on or before November 15, 2013.

In addition, the proxy solicited by the Board of Directors for the 2014 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if the Corporation has not received notice of such proposal by January 29, 2014, in writing delivered to the Corporation’s Secretary.

By Order of the Board of Directors,

/s/ Thomas F. Cherry

Thomas F. Cherry
Secretary

West Point, Virginia
March 15, 2013

A copy of the Corporation’s Annual Report on Form 10-K (including exhibits) as filed with the Securities and Exchange Commission for the year ended December 31, 2012, will be furnished without charge to shareholders upon written request to Secretary, C&F Financial Corporation, 802 Main Street, P.O. Box 391, West Point, Virginia 23181.  Copies of the Annual Report on Form 10-K may also be obtained without charge by visiting the Corporation’s web site at www.cffc.com.

APPENDIX A

C&F FINANCIAL CORPORATION
2013 STOCK AND INCENTIVE COMPENSATION PLAN
(Effective April 16, 2013)

ARTICLE I
Establishment, Purpose, and Duration

1.1           Establishment of the Plan.  C&F Financial Corporation, a Virginia corporation (the “Company”), hereby establishes the 2013 Stock and Incentive Compensation Plan.  The Plan shall be known as the “2013 Stock and Incentive Compensation Plan,” as set forth in this document, and shall be referred to herein as the “Plan.”  Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein.  The Plan permits the grant of Incentive Stock Options, Non-qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and Cash Awards.  The Plan shall become effective on the date shareholder approval of the Plan is obtained (the “Effective Date”), as long as such approval occurs within twelve months of the approval of the Plan by the Board of Directors of the Company.

1.2           Purpose of the Plan.  The purpose of the Plan is to promote the long-term growth and profitability of the Company and its Subsidiaries, to provide Key Employees and Non-Employee Directors with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide Key Employees and Non-Employee Directors with incentives that are closely linked to the interests of all shareholders of the Company.  The Plan is not intended to expose the Company or its Subsidiaries to imprudent risks.

1.3           Duration of the Plan.  The Plan shall commence on the Effective Date, as described in Section 1.1 herein and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article XV herein.  No Awards shall be made under the Plan prior to the Effective Date.  No Awards shall be granted under the Plan after April 15, 2023; however, Awards granted on or before April 15, 2023 shall remain valid in accordance with their terms.

ARTICLE II
Definitions

2.1           Definitions.  Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

(a)            “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)            “Agreement” means a written agreement implementing the grant of each Award signed by an authorized officer of the Company and by the Participant.

(c)            “Award” means, individually or collectively, a grant under this Plan of Incentive Stock Options, Non-qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, or Cash Awards.

(d)           “Award Date” or “Grant Date” means the date on which an Award is made by the Committee under this Plan.

(e)           “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

(f)             “Beneficiary” means the person designated by a Participant to (i) receive any Shares subject to a Restricted Stock Award, Restricted Stock Unit or Other Stock-Based Award made to such Participant that is payable upon death, (ii) have the right to exercise any Options or Stock Appreciation Rights granted to such Participant that are exercisable after death (provided that with regard to an Option and Tandem SAR, the Beneficiary shall be the same for both Awards), or (iii) receive any cash paid out under a Cash Award to such Participant where such payout is payable upon the Participant’s death.

(g)            “Board” or “Board of Directors” means the Board of Directors of the Company, unless otherwise indicated.

(h)            “Cash Award” means an Award stated with reference to a specified dollar amount, payable in cash, as provided in Article XI herein.

(i)            “Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(i)         any Person (other than the Company, any Subsidiary, a trustee or other fiduciary holding securities under any employee benefit plan of the Company, or its Subsidiaries), who or which, together with all Affiliates and Associates of such Person, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)         if, at any time after the Effective Date, the composition of the Board of Directors of the Company shall change such that a majority of the Board of the Company shall no longer consist of Continuing Directors; or

(iii)        if at any time, (A) the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, (B) any Person shall consolidate with or merge with the Company, and the Company shall be the continuing or surviving corporation and, in connection therewith, all or part of the outstanding Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (C) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a subsidiary of any other Person, or (D) the Company shall sell or otherwise transfer 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons.

(j)             “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(k)            “Committee” means the committee of the Board appointed to administer the Plan pursuant to Article III herein, which shall be the Compensation Committee of the Board unless a subcommittee is required as provided below or unless the Board determines otherwise.  For actions which require that all of the members of the Committee constitute “non-employee directors” as defined in Rule 16b-3, as amended, under the Exchange Act, or any similar or successor rule, or “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Code, as amended, the Committee shall consist of a subcommittee of at least two members of the Compensation Committee meeting such qualifications.

(l)             “Company” means C&F Financial Corporation, or any successor thereto as provided in Article XIV herein.

(m)           “Continuing Director” means an individual who was a member of the Board of Directors of the Company on the Effective Date or whose subsequent nomination for election or re-election to the Board of Directors of the Company was recommended or approved by the affirmative vote of two-thirds of the Continuing Directors then in office.

(n)           “Domestic Relations Order” means a domestic relations order that satisfies the requirements of Section 414(p)(1)(B) of the Code, or any successor provision, as if such section applied to the applicable Award.

(o)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)           “Fair Market Value” of a Share means (A) the closing market price (that is, the price at which last sold on the applicable principal U.S. market) of the Share on the relevant date if it is a trading date or, if not, on the most recent date on which the Share was traded prior to such date, as reported by the NASDAQ Stock Market, or, if not reported on NASDAQ Stock Market, such other market on which the Share is traded, or (B) if the Share is not traded as provided in (A), the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

(q)            “Family Member” means with respect to any Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any individual sharing the Participant’s household (other than a tenant or employee), a trust in which these individuals have more than fifty percent (50%) of the beneficial interest, a foundation in which these individuals (or the Participant) control the management of assets, and any other entity in which these individuals (or the Participant) own more than fifty percent (50%) of the voting interests.

(r)            “Incentive Stock Option” or “ISO” means an option to purchase Shares, granted under Article VI herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code.

(s)            “Key Employee” means an officer or other employee of the Company or its Subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its Subsidiaries.

(t)            “Non-Employee Director” means an individual who is a member of the Board of the Company or a Subsidiary or the group known as the “regional” or “advisory” board of the Company or any Subsidiary (including any division of a Subsidiary) and, in either case, who is not an employee of the Company or a Subsidiary.  For purposes hereof the term Subsidiary includes any corporation, partnership, limited liability company, or joint venture, which becomes a Subsidiary after the approval of the Plan by the Board.

(u)            “Non-qualified Stock Option” or “NQSO” means an option to purchase Shares, granted under Article VI herein, which is not intended to be an Incentive Stock Option.

(v)           “Option” means an Incentive Stock Option or a Non-qualified Stock Option.

(w)           “Other Stock-Based Award” means an Award payable in Shares pursuant to Article X herein.

(x)             “Participant” means a Key Employee or Non-Employee Director who is granted an Award under the Plan.

(y)            “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is restricted or the earning and vesting of Restricted Stock Units occur, pursuant to Articles VIII or IX herein.

(z)           “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

(aa)          “Plan” means the C&F Financial Corporation 2013 Stock and Incentive Compensation Plan, as described and as hereafter from time to time amended.

(bb)        “Qualified Performance-Based Compensation” means compensation under an Award that is granted in order to provide remuneration solely on account of the attainment of one or more Qualifying Performance Goals under circumstances that satisfy Section 162(m) of the Code.

(cc)          “Qualifying Performance Goal” means a performance criterion selected by the Committee for a given Award based on one or more Qualifying Performance Measures.

(dd)        "Qualifying Performance Measures” means measures as described in Article XII herein on which Qualifying Performance Goals may be based.

(ee)          “Related Option” means an Option with respect to which a Stock Appreciation Right has been granted.

(ff)           “Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article VIII herein.

(gg)         “Restricted Stock Unit” means an Award, designated as a Restricted Stock Unit, which is a bookkeeping entry granted to a Participant pursuant to Article IX herein and valued by reference to the Fair Market Value of a Share, which is subject to restrictions and forfeiture until the designated conditions for the lapse of the restrictions are satisfied. A Restricted Stock Unit is sometimes referred to as a “Restricted Unit.” Restricted Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Committee.

(hh)         “Stock” or “Shares” means the common stock of the Company.

(ii)           “Stock Appreciation Right” or “SAR” means an Award, designated as a stock appreciation right, granted to a Participant pursuant to Article VII herein.

(jj)            “Subsidiary” shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code (“Section 424(f) Corporation”) and any partnership, limited liability company or joint venture in which either the Company or a Section 424(f) Corporation is at least a fifty percent (50%) equity participant.

ARTICLE III
Administration

3.1           The Committee.  The Plan shall be administered by the Committee which shall have all powers necessary or desirable for such administration.  The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee.  In addition to any other powers and subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and provisions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan; (iv) to establish, amend, or waive rules or regulations for the Plan’s administration; (v) to accelerate the exercisability of any Award or the termination of any Period of Restriction or other restrictions with respect to Restricted Stock or any other Award; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

3.2           Selection of Participants.  The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Key Employees and/or Non-Employee Directors as may be selected by it to be Participants.  Each Award shall be evidenced by an Agreement.

3.3           Decisions Binding.  All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding.

3.4           Requirements of Rule 16b-3 and Code Section 162(m).  Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3, as amended (or any successor or similar rule), under the Exchange Act.

Any provision of the Plan to the contrary notwithstanding, and except to the extent that the Committee determines otherwise: (i) transactions by and with respect to officers and directors of the Company who are subject to Section 16(b) of the Exchange Act (hereafter, “Section 16 Persons”) shall comply with any applicable conditions of SEC Rule 16b-3; (ii) transactions with respect to persons whose remuneration is subject to the provisions of Section 162(m) of the  Code shall conform to the requirements of Section 162(m)(4)(C) of the Code; and (iii) every provision of the Plan shall be administered, interpreted, and construed to carry out the foregoing provisions of this sentence.

Notwithstanding any provision of the Plan to the contrary, the Plan is intended to give the Committee the authority to grant Awards that qualify as performance-based compensation under Code Section 162(m)(4)(C) as provided in Article XII herein as well as Awards that do not so qualify.  Every provision of the Plan shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded; and any provision of the Plan that would prevent an Award that the Committee intends to qualify as performance-based compensation under Code Section 162(m)(4)(C) from so qualifying shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded.

3.5           Indemnification.  In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.

ARTICLE IV
Stock Subject to the Plan

4.1           Number of Shares and Annual Limits.  Subject to adjustment as provided in Section 4.3 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 500,000.  Except as provided in Section 4.2 herein, the issuance of Shares in connection with the exercise of, or in settlement of any Awards, under the Plan shall reduce the number of Shares available for future Awards under the Plan.  In addition to the annual individual limits provided for each type of Award (which are set forth in the Article applicable to each Award), no Participant may be granted Awards payable in Shares in any calendar year that have a value that exceeds $500,000 in the aggregate.  For purposes of calculating this limit, an Award shall be valued on the Grant Date in a manner consistent with the Company’s Grant Date fair value calculation used to determine compensation expense to be recognized by the Company over the applicable service period in accordance with applicable accounting principles.

4.2           Lapsed Awards or Forfeited Shares.  If any Award granted under this Plan (for which no material benefits of ownership have been received, including dividends) terminates, expires, or lapses for any reason other than by virtue of exercise or settlement of the Award, or if Shares issued pursuant to Awards (for which no material benefits of ownership have been received, including dividends) are forfeited, any Shares subject to such Award again shall be available for the grant of an Award under the Plan, subject to Section 7.2 herein.

4.3           Capital Adjustments.  The number and class of Shares subject to each outstanding Award, the Option Price, RSU Value, and the annual limits on and the aggregate number and class of Shares for which Awards thereafter may be made shall be proportionately, equitably, and appropriately adjusted in such manner as the Committee shall determine in order to retain the economic value or opportunity to reflect any stock dividend, stock split, recapitalization, merger, consolidation, reorganization, reclassification, combination, exchange of shares or similar event in which the number or class of Shares is changed without the receipt or payment of consideration by the Company. Where an Award being adjusted is an ISO or is subject to Section 409A of the Code, the adjustment shall also be effected so as to comply with Section 424(a) of the Code and not to constitute a modification within the meaning of Section 424(h) or 409A, as applicable, of the Code.

ARTICLE V
Eligibility

Persons eligible to participate in the Plan and receive Awards are all employees of the Company and its Subsidiaries who, in the opinion of the Committee, are Key Employees and merit becoming Participants and all Non-Employee Directors who, in the opinion of the Committee, merit becoming Participants.

ARTICLE VI
Stock Options

6.1           Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Key Employees and/or Non-Employee Directors at any time and from time to time as shall be determined by the Committee.  The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant, provided, however, that (i) no Participant may be granted Options in any calendar year for more than 25,000 Shares, (ii) the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which any Participant may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422 of the Code and rules and regulations thereunder, (iii) no ISO may be granted on or following the tenth anniversary of the Effective Date, and (iv) no ISO may be granted to a Non-Employee Director.

6.2           Option Agreement.  Each Option grant shall be evidenced by an Agreement that shall specify the type of Option granted, the Option Price (as defined in Section 6.3 herein), the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of Options in the event of retirement, death, disability or other termination of employment, and such other provisions as the Committee shall determine.  The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or Non-qualified Stock Option not intended to be within the provisions of Section 422 of the Code, provided, however, that if an Option is intended to be an Incentive Stock Option but fails to be such for any reason, it shall continue in full force and effect as a Non-qualified Stock Option.

6.3           Option Price.  The exercise price per Share covered by an Option (“Option Price”) shall be determined by the Committee subject to the following limitations.  The Option Price shall not be less than 100% of the Fair Market Value of such Share on the Grant Date.  In addition, an ISO granted to an employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) Shares possessing more than 10% of the total combined voting power of all classes of Shares of the Company, shall have an Option Price which is at least equal to 110% of the Fair Market Value of the Share.

6.4           Duration of Options.  Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, no ISO shall be exercisable after the expiration of ten years from its Award Date.  In addition, an ISO granted to a Key Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) Shares possessing more than 10% of the total combined voting power of all classes of Shares of the Company, shall not be exercisable after the expiration of five years from its Award Date.

6.5           Exercisability.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants.

6.6           Method of Exercise.  Options shall be exercised by the delivery of a written notice to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.  The Option Price shall be payable to the Company in full by any method provided for in the Agreement or as otherwise approved by the Committee in its discretion, which may be in cash, by delivery of Shares valued at Fair Market Value at the time of exercise, by delivery of a promissory note (in the Committee’s discretion and subject to restrictions and prohibitions of applicable law), by the Company withholding Shares otherwise issuable upon the exercise having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid, by broker-assisted cashless exercise, or by a combination of the foregoing.  As soon as practicable after receipt of written notice and payment, the Company shall cause the appropriate number of Shares to be issued in the Participant’s name, which issuance shall be effected in book-entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Participant so requests or the Committee so directs.  No Participant who is awarded Options shall have rights as a shareholder until the date of exercise of the Options.

6.7           Transfer of Options.  An Option by its terms shall not be transferable by the Participant other than due to the Participant's death as provided in Article XVI herein, or pursuant to the terms of a Domestic Relations Order, and shall be exercisable, during the life of the Participant, only by the Participant or an alternate payee designated pursuant to such a Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Non-qualified Stock Option under the Plan, apply to the Committee for approval to transfer all or any portion of such Non-qualified Stock Option which is then unexercised to such Participant’s Family Member. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Non-qualified Stock Option, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Option depends on the life, continued service or other status of the Participant, such privilege of the Option for the transferee shall continue to depend upon the life, continued service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.

6.8           Disqualifying Disposition of Shares Issued on Exercise of an ISO.  If a Participant makes a "disposition" (within the meaning of Section 424(c) of the Code) of Shares issued upon exercise of an ISO within two years from the date of grant or within one year from the date the Shares are transferred to the Participant, the Participant shall, within ten days of disposition, notify the Committee in order that any income realized as a result of such disposition can be properly reported by the Company on IRS forms W-2 or 1099.

ARTICLE VII
Stock Appreciation Rights

7.1           Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Key Employees and/or Non-Employee Directors, at the discretion of the Committee in connection with the grant, and exercisable in lieu of Options (“Tandem SARs”).  No Participant may be granted more than 25,000 Tandem SARs in any calendar year.

7.2           Exercise of Tandem SARs.  Tandem SARs may be exercised with respect to all or part of the Shares subject to the Related Option.  The exercise of Tandem SARs shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Tandem SAR is exercised.  Conversely, the exercise, in whole or in part, of a Related Option, shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Related Option is exercised.  Shares with respect to which the Tandem SAR shall have been exercised may not be subject again to an Award under the Plan.

Notwithstanding any other provision of the Plan to the contrary, a Tandem SAR shall expire no later than the expiration of the Related Option, shall be transferable only when and under the same conditions as the Related Option and shall be exercisable only when the Related Option is eligible to be exercised.  In addition, if the Related Option is an ISO, a Tandem SAR shall be exercised for no more than 100% of the difference between the Option Price of the Related Option and the Fair Market Value of Shares subject to the Related Option at the time the Tandem SAR is exercised.

7.3           Other Conditions Applicable to Tandem SARs.  No Tandem SAR shall be exercisable after the expiration of ten years from its Award Date; and the term of any Tandem SAR granted under the Plan shall not exceed ten years from the Grant Date.  A Tandem SAR may be exercised only when the Fair Market Value of a Share exceeds the Option Price of the Related Option.  A Tandem SAR shall be exercised by delivery to the Committee of a notice of exercise in the form prescribed by the Committee.

7.4           Payment Upon Exercise of Tandem SARs.  Subject to the provisions of the Agreement, upon the exercise of a Tandem SAR, the Participant is entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount equal to the product of multiplying (i) the number of Shares with respect to which the Tandem SAR is exercised by (ii) an amount equal to the excess of (A) the Fair Market Value per Share on the date of exercise of the Tandem SAR over (B) the Option Price of the Related Option.

Payment to the Participant shall be made in Shares, valued at the Fair Market Value of the date of exercise, in cash if the Participant has so elected in his written notice of exercise and the Committee has consented thereto, or a combination thereof.  To the extent required to satisfy the conditions of Rule 16b-3(e) under the Exchange Act, or any successor or similar rule, or as otherwise provided in the Agreement, the Committee shall have the sole discretion to consent to or disapprove the election of any Participant to receive cash in full or partial settlement of a Tandem SAR.  In cases where an election of settlement in cash must be consented to by the Committee, the Committee may consent to, or disapprove, such election at any time after such election, or within such period for taking action as is specified in the election, and failure to give consent shall be disapproval.  Consent may be given in whole or as to a portion of the Tandem SAR surrendered by the Participant.  If the election to receive cash is disapproved in whole or in part, the Tandem SAR shall be deemed to have been exercised for Shares, or, if so specified in the notice of exercise and election, not to have been exercised to the extent the election to receive cash is disapproved.

7.5           Transfer of Tandem SARs.  A Tandem SAR by its terms shall not be transferable by the Participant other than due to the Participant's death as provided in Article XVI herein, or pursuant to the terms of a Domestic Relations Order, and shall be exercisable, during the life of the Participant, only by the Participant or an alternate payee designated pursuant to such a Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Tandem SAR under the Plan, apply to the Committee for approval to transfer all or any portion of such Tandem SAR which is then unexercised to such Participant’s Family Member.  Such transfer shall only be allowed, subject to Committee approval, if both the related Option and the Tandem SAR are transferred to the same Family Member.  The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Tandem SAR, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Tandem SAR depends on the life, continued service or other status of the Participant, such privilege of the Tandem SAR for the transferee shall continue to depend upon the life, continued service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.

ARTICLE VIII
Restricted Stock

8.1           Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Key Employees and/or Non-Employee Directors and in such amounts as it shall determine, provided, however, that no Participant may be granted Restricted Stock Awards and Restricted Stock Unit Awards in any calendar year for more than 15,000 shares of Stock.  Participants receiving Restricted Stock Awards are not required to pay the Company therefor (except for applicable tax withholding) other than by the rendering of services.

8.2           Restricted Stock Agreement.  Each Restricted Stock grant shall be evidenced by an Agreement that shall specify the number of Restricted Stock Shares granted, the applicable Period of Restriction, any performance criteria or other restrictions and provisions as the Committee shall determine.

8.3           Transferability.  Except as provided in this Article or Article XVI herein, and subject to the limitation in the next sentence, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction and/or the satisfaction of any performance criteria or other restrictions specified by the Committee in its sole discretion and set forth in the Agreement.  All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

8.4           Other Restrictions.  The Committee may impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock (or otherwise denote the Restricted Stock as restricted, if issued in book-entry or electronic form) to give appropriate notice of such restrictions.  Unless otherwise determined by the Committee, custody of Shares of Restricted Stock issued in certificated form shall be retained by the Company until the termination of the restrictions pertaining thereto.

8.5           Certificate Legend.  In addition to any legends placed on certificates, or to which Shares of Restricted Stock issued in book-entry or electronic form are made subject, pursuant to Section 8.4 herein, any Award of Restricted Stock issued in book-entry or electronic form shall be subject to the following legend, and any certificates representing Restricted Stock shall bear the following legend, until such time as the restrictions hereunder lapse and such Shares become freely transferable:

The sale or other transfer of the Shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the C&F Financial Corporation 2013 Stock and Incentive Compensation Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in an Agreement dated ____________.  A copy of the Plan, such rules and procedures, and such Restricted Stock Agreement may be obtained from the Secretary of C&F Financial Corporation.

8.6           Removal of Restrictions.  Except as otherwise provided in this Article, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction or on the day immediately following the date on which the performance criteria have been timely satisfied, as applicable.  Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.5 herein removed from his Share certificate or similar notation removed from such Shares if issued in book-entry or electronic form.

8.7           Voting Rights.  Participants entitled to or holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares while subject to restrictions hereunder.

8.8           Dividends and Other Distributions.  Unless otherwise provided in the Agreement, while subject to restrictions hereunder, Participants entitled to or holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held.  If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and the same rules for custody as the Shares of Restricted Stock with respect to which they were distributed.

8.9           Termination of Employment Due to Retirement.  Unless otherwise provided in the Agreement, in the event that a Participant who receives an Award as a Key Employee terminates his employment with the Company or one of its Subsidiaries because of normal retirement (as defined in the rules of the Company in effect at the time), any restrictions applicable to the Restricted Stock Shares pursuant to Section 8.3 herein shall automatically terminate and, except as otherwise provided in Section 8.4 herein the Shares of Restricted Stock shall thereby be free of restrictions and freely transferable.  Unless otherwise provided in the Agreement, in the event that a Participant who receives an Award as a Key Employee terminates his employment with the Company because of early retirement (as defined in the rules of the Company in effect at the time), the Committee, in its sole discretion, may waive the restrictions remaining on any or all Shares of Restricted Stock pursuant to Section 8.3 herein and add such new restrictions to those Shares of Restricted Stock as it deems appropriate.

8.10         Termination of Employment Due to Death or Disability.  Unless otherwise provided in the Agreement, in the event the employment of a Participant who receives an Award as a Key Employee is terminated because of death or disability while subject to restrictions hereunder, any remaining restrictions applicable to the Restricted Stock pursuant to Section 8.3 herein shall automatically terminate and, except as otherwise provided in Section 8.4 herein the Shares of Restricted Stock shall thereby be free of restrictions and fully transferable.

8.11         Termination of Employment for Other Reasons.  Unless otherwise provided in the Agreement, in the event that a Participant who receives an Award as a Key Employee terminates his employment with the Company for any reason other than for death, disability, or retirement, as set forth in Sections 8.9 and 8.10 herein, while subject to restrictions hereunder, then any Shares of Restricted Stock still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company

8.12         Termination of Service of a Non-Employee Director.  The Committee may provide in the applicable Agreement similar or other provisions to those provided for in Sections 8.9, 8.10 and 8.11 herein in connection with Restricted Stock granted to Non-Employee Directors.

8.13         Failure to Satisfy Performance Criteria.  In the event that the specified performance criteria are established with respect to an Award and not satisfied within the time period established by the Committee, the Shares of Restricted Stock which were awarded subject to the satisfaction of such performance goals shall be automatically forfeited and returned to the Company, unless otherwise determined by the Committee, subject to any limitations under Article XII herein, if applicable.

ARTICLE IX
Restricted Stock Units

9.1           Grant of Restricted Stock Units.  Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units under the Plan (with one Restricted Stock Unit representing one Share) to such Key Employees and/or Non-Employee Directors and in such amounts as it shall determine, provided, however, that no Participant may be granted Restricted Stock Awards and Restricted Stock Unit Awards in any calendar year for more than 15,000 shares of Stock.  Participants receiving Restricted Stock Unit Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.

9.2           Restricted Stock Unit Agreement.  Each Restricted Stock Unit Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Units granted, and the applicable restrictions (whether service-based restrictions, with or without performance acceleration, and/or performance-based restrictions) and such other provisions as the Committee shall determine.  If a Restricted Stock Unit Award is intended to be a performance-based compensation Award, the terms and conditions of such Award, including the performance criteria and Period of Restriction and, if different, performance period, shall be set forth in an Agreement, and the requirements to satisfy or achieve the performance goal(s) as so provided therein shall be considered to be restrictions under the Plan.

9.3           Transferability.  Except as provided in this Article or Article XVI herein, and subject to the limitation in the next sentence, the Restricted Stock Units granted hereunder ands the rights thereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction and/or the satisfaction of any performance criteria or other restrictions specified by the Committee in its sole discretion and set forth in the Agreement.  All rights with respect to the Restricted Stock Units granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

9.4           Dividends and Other Distributions.  Unless otherwise provided in the Agreement (which may or may not provide for the current payment, or for the accumulation subject to the same restrictions, vesting, forfeiture, and payment as the Restricted Stock Units to which they are attributable, of dividends and other distributions made in cash or property other than Shares), during the Period of Restriction, Participants holding Restricted Stock Units shall have no rights to dividends and other distributions made in cash or property other than Shares which would have been paid with respect to the Shares represented by those Restricted Stock Units if such Shares were outstanding.  Participants holding Restricted Stock Units shall have no right to vote the Shares represented by such Restricted Stock Units until such Shares are actually issued.  Unless otherwise provided in the Agreement, if any deemed dividends or other distributions would be paid in Shares, such Shares shall be considered to increase the Participant’s Restricted Stock Units with respect to which they were declared based on one Share equaling one Restricted Stock Unit.  In addition, unless otherwise provided in the Agreement, during the Period of Restriction, any such deemed dividends and other distributions for which rights are provided but which are not paid currently shall be deemed converted to additional Restricted Stock Units based on the Fair Market Value of a Share on the date of payment or distribution of the deemed dividend or distribution.

9.5           Settlement after Lapse of Restrictions.  Subject to the provisions of the Agreement, upon the lapse of restrictions with respect to a Restricted Stock Unit, the Participant is entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount or number of Shares having a Fair Market value equal to the product of multiplying (i) the number of Units with respect to which the restrictions lapse by (ii) the Fair Market Value per Share on the date the restrictions lapse (such amount, the “RSU Value”).

The Agreement may provide for payment of the RSU Value at the time of vesting or, on an elective or non-elective basis, for payment of the RSU Value at a later date, adjusted (if so provided in the Agreement) from the date of vesting based on an interest, dividend equivalent, earnings, or other basis (including deemed investment of the RSU Value in Shares) set out in the Agreement (the “adjusted RSU Value”).  The Committee is expressly authorized to grant Restricted Stock Units which are deferred compensation covered by Section 409A of the Code, as well as Restricted Stock Units which are not deferred compensation covered by Section 409A of the Code.

Payment of the RSU Value or adjusted RSU Value to the Participant shall be made in cash or Shares as provided in the Agreement, valued at the Fair Market Value on the date or dates the restrictions on the Award lapse in the case of an immediate payment after vesting, or at the Fair Market Value on the date of settlement in the event of an elective or non-elective delayed payment.  Any payment in Shares shall be effected in book-entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Participant so requests in writing or the Committee so directs.

9.6           Incorporation of Sections 8.9, 8.10, 8.11, 8.12 and 8.13 by Reference.  Unless otherwise provided in the Agreement, the provisions of Sections 8.9, 8.10, 8.11, 8.12 and 8.13 herein shall apply to Restricted Stock Units awarded under the Plan.

ARTICLE X
Other Stock-Based Awards

Subject to the terms of the Plan, the Committee may grant other forms of equity-based Awards not described above which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, subject to such terms as shall be determined by the Committee, including, without limitation, performance criteria which must be satisfied (which may, but need not, include Qualifying Performance Goals), completion of a specified period of service with the Company, a combination of any of the foregoing factors or such other factors as determined by the Committee, and, provided, however, that no Participant may be granted an Other Stock-Based Award in any calendar year for more than 15,000 Shares.  Such Awards shall be payable in Shares, to the extent earned, and no Participant shall have any rights of ownership until the Shares are paid to the Participant.

ARTICLE XI
Cash Award

Subject to the terms of the Plan, the Committee may grant Cash Awards to any Participant, provided, however, that no Participant may be granted a Cash Award in any calendar year with a payout that could exceed $2 million.  The Committee shall determine the terms and conditions of such Cash Awards, including, without limitation, performance criteria which must be satisfied (which may, but need not, include Qualifying Performance Goals), completion of a specified period of service with the Company, a combination of any of the foregoing factors or such other factors as determined by the Committee.  Notwithstanding any provision herein to the contrary, the Committee, in its sole discretion, may grant Cash Awards in payment of earned performance awards and other incentive compensation payable under the Plan or any other plans or compensatory arrangements of the Company or any Subsidiary.

ARTICLE XII
Qualified Performance-Based Compensation

12.1         General.  Notwithstanding any other terms of the Plan, the vesting, achievement, and value (as determined by the Committee) of each Award other than an Option or Stock Appreciation Right that, at the time of grant, the Committee intends to be Qualified Performance-Based Compensation shall be determined by the attainment of one or more Qualifying Performance Goals as determined by the Committee in conformity with Section 162(m) of the Code, together with satisfaction of any other conditions, such as continuation of Service, as may be required by the Plan or otherwise determined by the Committee. The Committee shall specify in writing, by resolution or otherwise, the Participants eligible to receive such an Award (which may be expressed in terms of a class of individuals) and the Qualifying Performance Goal(s) applicable to such Awards within ninety (90) days after the commencement of the period to which the Qualifying Performance Goal(s) relate(s) or such earlier time as is required to comply with Section 162(m) of the Code and the regulations thereunder.  No such Award shall be payable unless the Committee certifies in writing, by resolution or otherwise, that the Qualifying Performance Goal(s) applicable to the Award were satisfied. In no case may the Committee increase the value of an Award of Qualified Performance-Based Compensation above the maximum value determined under the performance formula by the attainment of the applicable Qualifying Performance Goal(s), but the Committee may reduce the value below such maximum if the terms of the Award so provide.

12.2         Qualifying Performance Measures.  Unless and until the Company proposes for shareholder vote and the shareholders approve a change in the general Qualifying Performance Measures set forth in this Article XII, the Qualifying Performance Goal(s) upon which the payment or vesting of an Award that is intended to qualify as Qualified Performance-Based Compensation shall be limited to the following measures (referred to as “Qualifying Performance Measures”): earnings and earnings per share (before or after interest, taxes, depreciation or amortization and whether or not excluding specific items, including but not limited to stock or other compensation expense); net income and net income per share (before or after interest, taxes, depreciation or amortization and whether or not excluding specific items, including but not limited to stock or other compensation expense); pre-tax, pre-provision earnings and pre-tax, pre-provision earnings per share; core pre-tax, pre-provision earnings and core pre-tax, pre-provision earnings per share; pre-tax, pre-provision earnings or core pre-tax, pre-provision earnings to risk-weighted assets; revenues; profits (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures, in total or with respect to specific categories or business units); operating or cash earnings and operating or cash earnings per share; cash (cash flow, cash generation or other cash measures); return measures (including, but not limited to, total shareholder return, return on average assets, return on average shareholders’ equity, return on investment and return on average tangible equity or average tangible common equity); interest or net interest income; net interest income on a tax equivalent basis; net interest margin; net interest margin on a tax equivalent basis; net non-interest expense to average assets; interest-sensitivity gap levels; expense targets, efficiency ratio or other expense measures; assets under management; levels of assets, loans (in total or with respect to specific categories of loans) and/or deposits (in total or with respect to specific categories of deposit accounts, and with respect to number of account relationships or account balance amounts); market share; growth in target market relationships; investments; value of assets; asset quality levels; charge-offs; loan-loss reserves; non-performing assets; business expansion or consolidation (acquisitions and divestitures); strategic plan development and implementation; internal rate of return; Share price; regulatory compliance; satisfactory internal or external audits; satisfactory regulatory examination results; book value and book value per share; tangible shareholders’ equity and tangible book value per share; tangible common equity and tangible common equity per share; tangible common equity to tangible assets; tangible common equity to risk-weighted assets; improvement of financial ratings; and achievement of balance sheet or income statement objectives.

Any Qualifying Performance Measure(s) may be used to measure the performance of the Company as a whole or any Subsidiary or business unit of the Company or any combination thereof, as the Committee may deem appropriate. Such performance may be measured on a diluted or non-diluted basis, in absolute terms or measured against or in relationship to a pre-established target, the Company's budget or budgeted results, previous period results, and/or relative to the performance of a group of other companies or a published or special index that the Committee, in its sole discretion, deems appropriate.  In the Agreement, the Committee may provide for accelerated vesting of any Award based on the achievement of Qualifying Performance Goal(s).

The Committee may provide in the Agreement that any evaluation of attainment of a Qualifying Performance Goal may include or exclude the effects of any of the following events that occur during the relevant period: (i) extraordinary, unusual and/or non-recurring items of gain or loss; (ii) asset write-downs; (iii) litigation or claim judgments or settlements; (iv) the effect of changes in tax laws, accounting principles, or other laws or regulations or provisions affecting reported results under the applicable Qualified Performance Measure(s); (v) any reorganization and restructuring programs; and (vi) acquisitions or divestitures.

In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Qualifying Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. For purposes of clarification, the Committee may, in its discretion, also grant performance-based Awards under the Plan that are not intended to satisfy, and do not satisfy, the requirements of Qualified Performance-Based Compensation.

ARTICLE XIII
Change in Control

In the event of a Change in Control of the Company, the Committee, as constituted before such Change in Control, in its sole discretion (except that it may not take any action which would cause any Award not to comply with Section 409A of the Code) may, as to any outstanding Award, either at the time the Award is made or any time thereafter, take any one or more of the following actions:  (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase or settlement of any such Award by the Company, upon a Participant’s request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such Participant’s rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control.

ARTICLE XIV
Modification, Extension and Renewals of Awards

Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards, or, if authorized by the Board, accept the surrender of outstanding Awards (to the extent not yet exercised) granted under the Plan and authorize the granting of new Awards pursuant to the Plan in substitution therefor, and the substituted Awards may provide for a longer term than the surrendered Awards, may provide for more rapid vesting and exercisability than the surrendered Awards, or may contain any other provisions that are authorized by the Plan.  The Committee may also modify the terms of any outstanding Agreement.  Notwithstanding the forgoing, neither the Committee nor the Board shall have the right or authority following the grant of an Option (and, if applicable, any related Stock Appreciation Right) pursuant to the Plan to amend or modify the Option Price of any such Option, or to cancel the Option and related Stock Appreciation Right at a time when the Option Price is greater than the Fair Market Value of the Share in exchange for another Option or Award, or to extend the exercise period beyond the original term of the Option.  Notwithstanding the foregoing, no modification of an Award, shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant.

ARTICLE XV
Amendment, Modification and Termination of the Plan

15.1         Amendment, Modification and Termination.  At any time and from time to time, the Board may terminate, amend, or modify the Plan.  Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations.

15.2         Awards Previously Granted.  No termination, amendment or modification of the Plan other than pursuant to Section 4.3 herein shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

ARTICLE XVI
Beneficiary Designations

A Participant may designate a Beneficiary to receive any Options or Stock Appreciation Rights that may be exercised after his death or to receive any other Award that may be paid after his death, as provided for in the Agreement.  If the Agreement does not address when a Beneficiary can receive an Award, the following rules shall apply: (1) with regard to an Option or related Stock Appreciation Right,  the Beneficiary shall have one year to exercise any vested Options and related Stock Appreciation Right, and (2) with regard to other Awards, the Beneficiary shall only  have a right to receive the Award if the Award is fully earned and payable at or prior to the death of the Participant, as determined by the Committee in its sole discretion.  Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Participant, or in the event that no Beneficiary has been designated, any Awards that may be exercised or paid following the Participant's death shall be transferred or paid to the Participant's estate.  If the Participant and his or her Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Participant shall be deemed to have survived the Beneficiary.

ARTICLE XVII
Restrictions on Stock Transferability

The Committee shall impose such restrictions on any Shares acquired pursuant to an Award under the Plan as it may deem advisable, including, without limitation, restrictions under the applicable Federal securities law, under the requirements of the Financial Industry Regulatory Authority, Inc. or any stock exchange upon which such Shares are then listed or quoted and under any blue sky or state securities laws applicable to such Shares.  In addition to applicable restrictions above, the Committee may impose such restrictions on any Shares delivered to a Participant in settlement of an Award as it may deem advisable in its sole and absolute discretion, including, without limitation, restricting transferability and/or designating such Shares as Restricted Stock or Shares subject to further service, performance, consulting or noncompetition period or nonsolicitation period after settlement.  Any Stock acquired pursuant to an Award under the Plan shall, if issued in book-entry form, be subject to and, if issued in certificated form, bear a legend referencing the restrictions on such Stock, which legend may be similar to the legend placed on certificates pursuant to Section 8.5 herein.

ARTICLE XVIII
Withholding

18.1         Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State and local taxes (including the Participant’s FICA obligation, if any) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

18.2         Share Withholding.  With respect to withholding required upon the exercise of Non-qualified Stock Options, or upon the lapse of restrictions on Restricted Stock, or upon the occurrence of any other similar taxable event, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value equal to the amount required to be withheld.  The value of the Shares to be withheld shall be based on Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined.  All elections shall be irrevocable and be made in writing, signed by the Participant on forms approved by the Committee in advance of the day that the transaction becomes taxable.

ARTICLE XIX
Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE XX
General

20.1         Requirements of Law.  The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or self regulatory organizations (i.e., exchanges) as may be required.

20.2         Effect of Plan.  The establishment of the Plan shall not confer upon any Key Employee or Non-Employee Director any legal or equitable right against the Company, a Subsidiary, or the Committee, except as expressly provided in the Plan.  The Plan does not constitute an inducement or consideration for the employment or service of any Key Employee or Non-Employee Director, nor is it a contract between the Company or any of its Subsidiaries and any Key Employee or Non-Employee Director.  Participation in the Plan shall not give any Key Employee or Non-Employee Director any right to be retained in the employment or service of the Company or any Subsidiary.  Except as may be otherwise expressly provided in the Plan or in an Agreement, no Key Employee or Non-Employee Director who receives an Award shall have rights as a shareholder of the Company prior to the date Shares are issued to the Participant pursuant to the Plan.

20.3         Creditors.  The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

20.4         Governing Law.  The Plan, and all Agreements hereunder, shall be governed, construed and administered in accordance with the laws of the Commonwealth of Virginia and the intention of the Company is that ISOs granted under the Plan qualify as such under Section 422 of the Code.

20.5         Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.6         Termination of Employment or Service.  Unless otherwise provided in the Agreement or in Articles VIII or IX herein, in the event that a Participant terminates his or her employment or service with the Company and its Subsidiaries for any reason, then the unvested portion of such Award shall automatically be forfeited to the Company.  Unless otherwise provided in the Agreement pertaining to an Award or as may be required by applicable law, in determining cessation of employment or service, transfers between the Company and/or any Subsidiary shall be disregarded, and changes in status between that of an employee and a Non-Employee Director shall be disregarded.  The Committee may provide in an Agreement made under the Plan for vesting of Awards in connection with the termination of a Participant’s employment or service on such basis as it deems appropriate, including, without limitation, any provisions for vesting at death, disability, retirement, or in connection with a Change in Control, with or without the further consent of the Committee.  The Agreements evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

20.7         Transfer of Awards.  Except as provided in Articles VI and VII herein or in the Agreement, no Award shall be transferable for any reason (including pursuant to a Domestic Relations Order) other than due to the Participant's death as provided in Article XVI herein.

20.8         Non-Qualified Deferred Compensation Plan Omnibus Provision.  Unless otherwise provided in the applicable Agreement, it is intended that any compensation, benefits, or other remuneration, which is provided pursuant to or in connection with the Plan, which is considered to be non-qualified deferred compensation subject to Section 409A of the Code, shall be provided and paid in a manner, and at such time and in such form, as complies with the applicable requirements of Section 409A of the Code to avoid the unfavorable tax consequences provided therein for non-compliance.  The Committee is authorized to amend any Agreement and to amend or declare void any election by a Participant as may be determined by it to be necessary or appropriate to evidence or further evidence required compliance with Section 409A of the Code. The Committee, however, shall have no responsibility or liability if any Award is subject to adverse taxation under Section 409A of the Code.

20.9         Clawback.  All Awards (whether vested or unvested) shall be subject to such clawback (recovery) as may be required to be made pursuant to law, rule, regulation or stock exchange listing requirement or any policy of the Company adopted pursuant to any such law, rule, regulation or stock exchange listing requirement.

20.10       Banking Regulatory Provision.  All Awards shall be subject to any condition, limitation or prohibition under any financial institution regulatory policy or rule to which the Company is subject.

20.11       Share Certificates and Book-Entry.  To the extent that the Plan provides for issuance of stock certificates to represent shares of Stock, the issuance may be effected on a non-certificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange upon which the Stock is then listed or quoted.  Notwithstanding any other provisions contained in this Plan, in its discretion, the Committee may satisfy any obligation to deliver Shares represented by stock certificates by delivering Shares in book-entry or electronic form.  If the Company issues any Shares in book-entry or electronic form that are subject to terms, conditions and restrictions on transfer, a notation shall be made in the records of the transfer agent with respect to any such Shares describing all applicable terms, conditions and restrictions on transfer.

C&F FINANCIAL CORPORATION

This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Larry G. Dillon and James H. Hudson III, jointly and severally as proxies, with full power to act alone, and with full power of substitution to represent the undersigned, and to vote all shares of C&F Financial Corporation standing in the name of the undersigned as of the close of business on March 1, 2013, at the Annual Meeting of Shareholders to be held Tuesday, April 16, 2013 at 3:30 p.m. at The Williamsburg Hotel & Conference Center, 50 Kingsmill Road, Williamsburg, Virginia, or any adjournments thereof, on each of the matters listed on the reverse side of this proxy card. This proxy, when properly executed, will be voted in the manner directed by the shareholder signing on the opposite side of this proxy card. If no direction is made, this proxy will be voted FOR all director nominees in Proposal 1, FOR Proposals 2, 4 and 5, and for an EVERY YEAR frequency in Proposal 3, and on any other matters, to the extent entitled, in the best judgment of the proxy agents.

(Continued and to be signed on Reverse Side)

ANNUAL MEETING OF SHAREHOLDERS OF

C&F FINANCIAL CORPORATION

April 16, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement, proxy card and 2012 Annual Report to Shareholders are available at www.cffc.com/2013proxy.

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

  Please detach along perforated line and mail in the envelope provided.

■ 20330403030000001000 8	041613
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
						FOR	AGAINST	ABSTAIN
1.	To elect three Class II directors as instructed below.		2.	To approve, in an advisory, non-binding vote, the compensation of the Corporation’s named executive officers.		☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	m Audrey D. Holmes			Every	Every	Every
		m Joshua H. Lawson			year	2 years	3 years	ABSTAIN
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	m Paul C. Robinson	3.	To recommend, in an advisory, non-binding vote, the frequency of advisory votes on executive compensation.	☐	☐	☐	☐

☐	FOR ALL EXCEPT					FOR	AGAINST	ABSTAIN
	(See instruction below)		4.	To ratify the appointment of Yount, Hyde & Barbour, P.C. as the Corporation’s independent registered public accountant for the fiscal year ending December 31, 2013.		☐	☐	☐

						FOR	AGAINST	ABSTAIN
			5.	To approve the C&F Financial Corporation 2013 Stock and Incentive Compensation Plan.		☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for whom you wish to withhold authority, as shown here:			6.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof. Management presently knows of no other business to be presented at the Annual Meeting.

			Meeting Attendance I plan to attend the annual meeting on Tuesday, April 16, 2013 at the location printed on the back of this proxy card.

			Please check here if you plan to attend the meeting. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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